Prospectus supplement to prospectus dated December 13, 2000

$1,000,857,543

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor
New Century Mortgage Corporation       Option One Mortgage Corporation
Master Servicers
Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Trust,
Series 2000-HE1
Issuer

The Trust

The trust will consist of a pool of subprime, fixed-rate and adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

Offered Certificates

The trust will issue these classes of certificates that are offered under this prospectus supplement:

•	2 classes of Class A Certificates

•	2 classes of Class M Certificates

•	1 class of Class B Certificates

Credit Enhancement

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization and subordination.

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Credit Suisse First Boston Corporation will offer the Class A Certificates, Class M certificates and Class B Certificates, subject to availability. Proceeds to the depositor will be approximately 99.75% of the aggregate certificate balance of the offered certificates before deducting expenses estimated to be $300,000.

Credit Suisse First Boston Underwriter

December 13, 2000

Important Notice about Information presented in this Prospectus Supplement and the accompanying Prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides pages on which these captions are located. You can find an index of defined terms on page S-111 of this prospectus supplement.

We have filed preliminary information regarding the trust's assets and the certificates with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

Until March 13, 2001, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

SUMMARY

RISK FACTORS

THE MORTGAGE POOL

ORIGINATORS AND MASTER SERVICERS

DESCRIPTION OF THE CERTIFICATES

THE POOLING AGREEMENT

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

LEGAL INVESTMENT CONSIDERATIONS

METHOD OF DISTRIBUTION

LEGAL MATTERS

RATINGS

INDEX OF DEFINED TERMS

ANNEX I	S-4 S-14 S-22 S-35 S-56 S-81 S-91 S-103 S-104 S-107 S-108 S-109 S-109 S-109 S-111 I-1

SUMMARY

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Issuer	Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Trust, Series 2000-HE1.

Depositor	Credit Suisse First Boston Mortgage Securities Corp.

Seller	Credit Suisse First Boston Mortgage Capital LLC.

Master Servicers	New Century Mortgage Corporation and Option One Mortgage Corporation.

Originators	New Century Mortgage Corporation, Option One Mortgage Corporation and People's Choice Home Loan, Inc.

Trustee	National City Bank.

Trust Administrator	U.S. Bank National Association.

Mortgage pool	7,821 fixed and adjustable rate mortgage loans with an aggregate principal balance of approximately $1,000,857,644 as of the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date	December 1, 2000.

Closing date	On or about December 15, 2000.

Distribution date	Beginning on January 15, 2001, and thereafter on the 15th day of each month, or if the 15th day is not a business day, on the next business day.

Scheduled final distribution date	December 15, 2030. The actual final distribution date could be substantially earlier.

Form of offered certificates	Book-entry.

Minimum denominations	$25,000.

                                                Offered Certificates

                                                         Pass-
                               Initial Principal        Through        Initial Rating
           Class                    Balance               Rate      (Moody's/Fitch/S&P)   Designation

Class A Certificates:
            A-1                    $410,350,000         Floating          Aaa/AAA*          Senior
            A-2                    $410,350,000         Floating          Aaa/AAA*          Senior

Total Class A
Certificates:                      $820,700,000

Class M Certificates:

            M-1                     $62,550,000         Floating          Aa2/AA*          Mezzanine
            M-2                     $52,550,000         Floating           A2/A*           Mezzanine

Total Class M
Certificates:                      $115,100,000

Class B Certificates:
             B                      $65,057,543         Floating       Baa3/BBB-/BBB-     Subordinate

Total Class B
Certificates:                       $65,057,543

Total offered
certificates:                    $1,000,857,543

* S&P was not asked to rate these certificates.

          Each pass-through rate may change from distribution date to distribution date based on changes in the level of an index, is subject to a cap and will increase if the certificates are not optionally prepaid on the first possible date.

Other Certificates

The trust will issue four additional classes of certificates. These certificates will be designated as the Class X Certificates, Class BIO Certificates, the Class P Certificates and the Class R Certificates and are not being offered to the public by this prospectus supplement and the prospectus.

The Class BIO Certificates will not have an original certificate balance but will bear interest on their notional amount outstanding from time to time. The trust administrator will distribute to the Class BIO certificates interest for the first thirty distribution dates at the following pass-through rate and on a notional amount of:

Class BIO	Certificate Rate 8.25%	Notional Amount $37,000,000

(1) This class will not receive any principal payments but will accrue interest on its notional amount, which is the lesser of (a) 37,000,000 and (b) the outstanding principal balance of the mortgage loans. The notional amount will be $0 on and after the thirtieth distribution date.

The Class X Certificates will not have an original certificate principal balance.

The Class P Certificates will have an original principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The Class R Certificates will not have an original principal balance and are the class of certificates representing the residual interests in the trust.

We refer you to "Description of the Certificates General, " "-Book-Entry Certificates " and "The Mortgage Pool" in this prospectus supplement.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•	Offered Certificates Class A Certificates, Mezzanine Certificates and Class B Certificates.

•	Class A Certificates Class A-1 Certificates and Class A-2 Certificates.

•	Mezzanine Certificates Class M-1 Certificates and Class M-2 Certificates.

•	Offered Subordinate Certificates The Mezzanine Certificates and Class B Certificates.

•	Subordinate Certificates Offered Subordinate Certificates, Class BIO Certificates, Class X Certificates and Class R Certificates.

•	Residual Certificates Class R Certificates.

•	Book-Entry Certificates Class A Certificates, Mezzanine Certificates and Class B Certificates.

•	Physical Certificates Class X Certificates, Class BIO Certificates, Class P Certificates and Class R Certificates.

Mortgage Loans

On the closing date the trust will acquire a pool of first lien, fixed-rate and adjustable-rate mortgage loans. The mortgage loans will be divided into two subgroups: Subgroup 1, which will consist of mortgage loans that have original principal balances that conform to Fannie Mae and Freddie Mac guidelines; and Subgroup 2, which will consist of mortgage loans that have original principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines.

The mortgage loans have the following characteristics (with all figures being approximate):

Loans with Prepayment Premiums (by principal balance):	91.17%

Range of Original Term to Stated Maturity:	180 months to 360 months

Weighted Average Remaining Term to Stated Maturity:	357 months

Range of Original Principal Balances:	$16,500 to $950,000

Average Original Principal Balance:	$128,169

Range of Outstanding Principal Balances:	$8,033 to $948,428

Average Outstanding Principal Balance:	$127,971

Current Range of Loan Rates:	7.050% to 15.500%

Current Weighted Average Loan Rate:	10.460%

Current Weighted Average Net Loan Rate:	9.960%

Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	5.941%

Weighted Average Maximum Loan Rate of the Adjustable-Rate Mortgage Loans:	17.122%

Weighted Average Minimum Loan Rate of the Adjustable-Rate Mortgage Loans:	10.411%

Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	1.997%

Weighted Average Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	1.330%

Weighted Average Time Until Next Adjustment Date of the Adjustable-Rate Mortgage Loans:	24 months

Geographic Concentrations in Excess of 5%: California Florida Illinois	33.85% 6.27% 5.49%

Fixed rate mortgage loans (%)	0.16%

Payments on the Certificates

Interest Payments
The initial pass-through rate for the Class A-1 Certificates will be calculated at the per annum rate of One-Month LIBOR + 22.5 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class A-2 Certificates will be calculated at the per annum rate of One-Month LIBOR + 26 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class M-1 Certificates will be calculated at the per annum rate of One-Month LIBOR + 65 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class M-2 Certificates will be calculated at the per annum rate of One-Month LIBOR + 107 basis points, subject to the limitations described in this prospectus supplement.

The initial pass-through rate for the Class B Certificates will be calculated at the per annum rate of One-Month LIBOR + 235 basis points, subject to the limitations described in this prospectus supplement.

We refer you to "Description of the Certificates - Pass-Through Rates" in this prospectus supplement for additional information.

In addition, if either master servicer fails to exercise the option to terminate the trust on the earliest permitted date as described below under "Optional Termination," the pass-through rate on the Class A-1 Certificates will then increase to the per annum rate of One-Month LIBOR + 45 basis points, subject to the limitations described in this prospectus supplement; the pass-through rate for the Class A-2 Certificates will then increase to the per annum rate of One-Month LIBOR + 52 basis points, subject to the limitations described in this prospectus supplement; the pass-through rate on the Class M-1 Certificates will then increase to the per annum rate of One-Month LIBOR + 97.5 basis points, subject to the limitations described in this prospectus supplement; the pass-through rate on the Class M-2 Certificates will then increase to the per annum rate of One-Month LIBOR + 160.5 basis points, subject to the limitations described in this prospectus supplement; and the pass-through rate on the Class B Certificates will then increase to the per annum rate of One-Month LIBOR + 352.5 basis points, subject to the limitations described in this prospectus supplement.

Interest payable on the certificates accrues during an accrual period. The accrual period for the offered certificates for any distribution date is the period from the previous distribution date or, in the case of the first accrual period from the closing date, to the day prior to the current distribution date. Interest will be calculated for the offered certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The offered certificates will accrue interest on their certificate principal balance outstanding immediately prior to each distribution date.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Principal Payments

Principal will be distributed to holders of the offered certificates on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates-Allocation of Available Funds."

Payment Priorities

In general, on any distribution date, funds available for distribution from payments and recoveries on the mortgage loans will be distributed in the following order:

first, to pay interest on the Class A Certificates, on a pro rata basis based on their respective entitlements;

second, to pay interest on the offered subordinate certificates and the Class BIO Certificates, but only in the order of priority, amounts and to the extent described in this prospectus supplement; and

third, to pay principal on the offered certificates, but only in the order of priority, amounts and to the extent described in this prospectus supplement.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Advances

Each master servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling Agreement-Advances in this prospectus supplement for additional information.

Optional Termination

The Class X certificateholder or if the Class X certificateholder fails to do so, either master servicer may purchase all of the mortgage loans and retire the certificates when the current principal balance of the mortgage loans, in the aggregate, is equal to or less than 10% of the principal balance of the mortgage loans as of the cut-off date.

We refer you to "The Pooling Agreement - Termination" and "Description of the Certificates -Pass-Through Rates " in this prospectus supplement for additional information.

Credit Enhancement

1.     Subordination

The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the offered subordinate certificates with a lower payment priority will be subordinated to the rights of holders of the offered subordinate with a higher payment priority in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to "Description of the Certificates-Credit Enhancement" in this prospectus supplement for additional information.

2.     Overcollateralization

The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and trust expenses. A portion of this excess interest will be applied after the first distribution date to pay principal on the offered certificates until the required level of overcollateralization is reached. This will reduce the principal balances of the offered certificates faster than the principal balances on the mortgage loans are being reduced. As a result, the aggregate principal balance of the mortgage loans is expected to exceed the aggregate principal balance of the offered certificates. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient excess interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization.

We refer you to "Description of the Certificates-Overcollateralization Provisions " in this prospectus supplement for additional information.

3.     Allocation of Losses

If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates-Overcollateralization Provisions" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the offered subordinate certificates as described below. If realized losses on the mortgage loans are allocated to the offered subordinate certificates, they will be allocated first, to the Class B Certificates, second, to the Class M-2 Certificates and third, to the Class M-1 Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which those certificates are then entitled.

Once realized losses are allocated to the offered subordinate certificates, those realized losses will not be reinstated thereafter. However, the amount of any realized losses allocated to the offered subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under "Description of the Certificates-Overcollateralization Provisions" in this prospectus supplement.

We refer you to "Description of the Certificates -Allocation of Losses; Subordination" in this prospectus supplement for additional information.

4.     Reserve Fund.

For the first 30 distribution dates, the offered certificates will have the benefit of additional credit enhancement provided by amounts, if any, on deposit in the reserve fund. The reserve fund will not be funded on the closing date. The reserve fund will be funded solely from payments, if any, made pursuant to an interest rate cap agreement with Westdeutsche Landesbank Girozentrale, New York Branch, as counterparty. The interest rate cap agreement requires the counterparty to make a cap payment to the extent One-Month LIBOR for any interest accrual period exceeds 7.50% on a scheduled notional amount based on the expected amortization of the delayed first adjustment mortgage loans. Amounts on deposit in the reserve fund will be applied on each distribution date after all other distributions have been made on that date to the payment of shortfalls in the payment of interest on the offered certificates, principal on the offered certificates to the extent of any realized losses incurred on the mortgage loans and unpaid realized loss amounts on the offered subordinate certificates.

Amounts on deposit in the reserve fund will not be available to pay any shortfalls in interest on the certificates to the extent the shortfall results from the application of the available funds cap. On each distribution date, to the extent after giving effect to all payments and distributions on the date, the amount on deposit in the reserve fund exceeds the specified reserve fund requirement, the excess will be released to the holder of the Class X Certificates.

Tax Status

One or more elections will be made to treat designated portions of the trust, exclusive of the reserve fund and the Net WAC Fund, as described more fully in this prospectus supplement as real estate mortgage investment conduits for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and"Material Federal Income Tax Consequences" in the prospectus for additional information.

Considerations for Benefit Plan Investors

We expect that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "Considerations for Benefit Plan Investors" in this prospectus supplement and "ERISA Considerations" in the prospectus for additional information.

Legal Investment

The Class A Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws.

The Class M-2 Certificates and the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment Considerations " in this prospectus supplement and "Legal Investment Matters" in the prospectus for additional information.

RISK FACTORS

          The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

The underwriting standards of the originators are not as stringent as those of Fannie Mae and Freddie Mac, which may result in losses.

          Each originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant's credit standing and ability to repay. Each originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, each originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Each originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

          As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

           Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Unpredictability of prepayments may adversely affect your yield

           Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

•	Approximately 91.17% of the mortgage loans by aggregate principal balance of the mortgage loans as of the cut-off date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•	An originator may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, each master servicer has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•	The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

          See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Credit enhancement for the offered certificates may be inadequate

          The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the offered subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

          If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest generated by the mortgage loans may be insufficient to create or maintain overcollateralization

We expect the mortgage loans to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to create or maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to pay certificateholders.

•	The first adjustment of the rates for approximately 73.14% and 26.70% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, will not occur for two years or three years, respectively, after the date of origination. As a result, the pass-through rate on the offered certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Mortgage loan rates may adversely affect the yield on your certificates

          The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates on the offered certificates is based on the weighted average of the interest rates on the mortgage loans in the mortgage pool net of the amount of interest payable on the Class BIO Certificates and certain fees and expenses of the trust. The mortgage rates on the mortgage loans are either fixed or based on a six-month LIBOR index. All of the adjustable rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates. As a result, the offered certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

          A variety of factors could limit the pass-through rates on the offered certificates. Some of these factors are described below:

•	The pass-through rates for the offered certificates adjust monthly while the loan rates on the mortgage loans either don't adjust or adjust less frequently. Consequently, the cap on the offered certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

•	Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the interest rates on certain of the adjustable-rate mortgage loans may decline while the interest rates on the offered certificates is stable or rising. It is also possible that the interest rates on both the adjustable-rate mortgage loans and the offered certificates may decline or increase during the same period, but that the interest rates on these certificates may decline more slowly or increase more rapidly.

•	These factors may adversely affect the yields to maturity on the offered certificates.

          If the pass-through rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on future distribution dates to the extent that on those future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust.

The offered subordinate certificates involve additional risks

          The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in those certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by the holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of offered subordinate certificates then outstanding with the lowest payment priority. As a result of these reductions, less interest will accrue on that class of offered subordinate certificates than would otherwise be the case. Once a realized loss is allocated to an offered subordinate certificate, no amounts will be distributable with respect to the written down amount. However, the amount of any realized losses allocated to the offered subordinate certificates may be paid to the holders of the offered subordinate certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement. Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the offered subordinate certificates will not be entitled to any principal distributions until at least January 2004 or a later date as provided in this prospectus supplement or during any period in which delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of those certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

Yields on the offered subordinate certificates are sensitive to prepayments and losses

          The multiple class structure of the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates causes the yields of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yields to maturity on those classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yields to maturity on those classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent the losses are not covered by excess interest, overcollateralization or a class of offered subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment interest shortfalls and relief act shortfalls may reduce your yield

          When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Each master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of that master servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, called the "Relief Act", will not be covered by either master servicer.

          On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicers will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date.

Liquidation proceeds may be less than mortgage loan balance

           Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High loan-to-value ratios increase risk of loss

           Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately 33.16% of the mortgage loans, based on the aggregate principal balance of the mortgage loans as of the cut-off date, had loan-to-value ratios at origination in excess of 80%, but not more than 95.00%. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans in the mortgage pool may differ from the appraised value of the mortgaged properties. No mortgage loan in the mortgage pool will be covered by a primary mortgage insurance policy.

Geographic concentration may increase the risk of loss

          The following chart lists the states with the highest concentrations of mortgage loans in excess of 5% for the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date:

California Florida Illinois	33.85% 6.27% 5.49%

           Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

          In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in the states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

•	Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

•	Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of various federal and state laws may result in losses on the mortgage loans

           Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

          The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

           Violations of certain provisions of these federal laws may limit the ability of either master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

          Each originator will represent that as of the closing date, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of that representation, the applicable originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

The certificates are obligations of the trust only

          The certificates will not represent an interest in or obligation of the depositor, either master servicer, any originator, the seller, the trust administrator, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, either master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the reserve fund will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

A default or downgrade of the counterparty under the cap agreement may result in the downgrade of the ratings on the certificates

          The only asset available to fund the reserve fund is the payment made by the counterparty under the cap agreement. If the counterparty were to default under the cap agreement or if the cap agreement were to terminate for any reason, the ratings on the certificates may be downgraded. Any downgrade may affect the value and marketability of the certificates.

Early termination of the cap agreement may reduce amounts payable on the certificates

           Under certain circumstances, the cap agreement may be terminated early and a termination payment may be payable from funds otherwise payable to the certificates prior to the payment of interest on the certificates. Any termination payment may be substantial.

The financial condition of New Century Mortgage Corporation may adversely affect the performance of the certificates

          The origination, servicing and securitization activities of New Century Mortgage Corporation require substantial amounts of capital and continuing access to sources of financing. At present, its operating uses of cash continue to exceed its operating sources of cash. New Century Mortgage Corporation has $37.5 million in subordinated debt outstanding, the maturity date of which has been extended from June 2000 to June 2002. New Century Mortgage Corporation and its affiliates do not currently have a source of funds to repay the debt in the event of default or upon its maturity. New Century Mortgage Corporation has a committed warehouse line of credit led by U.S. Bank National Association with an expiration date of May 2001. New Century Mortgage Corporation or its affiliates also have in place various aggregation and residual financing facilities that expire at various times between September 2000 and May 2001. For additional information regarding the credit facilities see the Annual Report on Form 10-K for the year ended December 31, 1999 and the quarterly report on Form 10-Q for the quarter ended September 30, 2000, in each case filed by New Century Financial Corporation. Although New Century Mortgage Corporation expects to renew or replace the facilities prior to their expiration, there can be no assurances that such will be the case. If any of its warehouse, aggregation or residual financing facilities are not renewed or replaced, or the terms of any renewals or replacements are less favorable, it would have a material adverse impact on the results of operations. Accordingly, New Century Mortgage Corporation and its affiliates have hired PaineWebber Inc. to explore strategic options, including a possible sale. There can be no assurances that the various facilities of New Century Mortgage Corporation will be renewed or that its attempts to explore strategic options will be successful. If these efforts are unsuccessful, there can be no assurances that New Century Mortgage Corporation will be able to adequately service the mortgage loans being serviced by it or repurchase mortgage loans that have missing or defective documentation or that breach any representation or warranty.

Lack of liquidity

          The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The offered certificates are not suitable investments for all investors

          The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE MORTGAGE POOL

           Certain information with respect to the mortgage loans is set forth in this prospectus supplement. Prior to the closing date, mortgage loans may be substituted therefor. Certain of the mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of mortgage loans acquired by the trust on the closing date. The depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

General

           Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Trust, Series 2000-HE1 (the "Trust") will consist of a pool (the "Mortgage Pool") of closed-end, first lien fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be divided into two subgroups: Subgroup 1, which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac; and Subgroup 2, which will consist of Mortgage Loans with original principal balances that may or may not conform to those guidelines. The Mortgage Loans have original terms to maturity of not greater than 30 years and an aggregate principal balance as of the Cut-off Date of approximately $1,000,857,644. All Mortgage Loan statistics set forth in this prospectus supplement are based on principal balances, interest rates, terms to stated maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified in this prospectus supplement are based on the principal balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the scheduled principal payments received or advanced on or before that date (each, a "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of the Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on the Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans, unless otherwise specified. The "Initial Pool Balance" is equal to the aggregate Cut-off Date Principal Balances of the Mortgage Loans, plus or minus a permitted variance of five percent. The "Pool Balance" is equal to the aggregate Principal Balances of the Mortgage Loans as of any date of determination.

          The Mortgage Loans are subject to the "due-on-sale" provisions included therein which, for adjustable rate Mortgage Loans, provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

          Each of the Mortgage Loans in the Mortgage Pool was previously acquired from the Originators. The Mortgage Loans were originated or acquired by the Originators in the ordinary course of their respective businesses.

           Under the Mortgage Loan Purchase Agreement, each Originator will make certain representations and warranties to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans originated by that Originator and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller. The Originators will have no obligation with respect to the Certificates in their capacity as Originator other than the repurchase or substitution obligations described above.

           Substantially all of the Mortgage Loans in the Mortgage Pool have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). No Mortgage Loan in the Mortgage Pool will be covered by a primary mortgage insurance policy.

Mortgage Loans Statistics

          The Mortgage Loans consist of adjustable-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $999,209,961 and fixed-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $1,647,682.

           Approximately 91.17% of the Mortgage Loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment premium on partial prepayments and prepayments in full made within a stated number of months that is between 12 and 60 months from the date of origination of that Mortgage Loan. The amount of the prepayment premium is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, each Master Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by either Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Master Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

          The Mortgage Loans have original terms to stated maturity of not greater than 30 years. The following statistical information, unless otherwise specified, is based upon the aggregate cut-off date Principal Balance.

          The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties consisting of detached, attached or semi-detached one to four-family dwelling units and individual condominium units (each, a "Mortgaged Property").

           Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the "Loan Rate") thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). The first Adjustment Date for 73.14% and 26.70% of the adjustable rate Mortgage Loans (by principal balance) will occur two years and three years, respectively, after the date of origination (each such Mortgage Loan, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR (as defined below) and a fixed percentage amount (the "Gross Margin"). The Loan Rate on any adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than an amount set forth in the related mortgage note, which is not more than 3.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and will not increase or decrease by more than 1.500% on any Adjustment Date thereafter (the "Periodic Rate Cap"). The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.997% per annum and a weighted average Periodic Rate Cap of approximately 1.330% per annum thereafter. Each Loan Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Loan Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See"--The Index" in this prospectus supplement. None of the Mortgage Loans will permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

          The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately 357 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to August 1999 or after December 1, 2000 or will have a remaining term to stated maturity of less than 177 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is November 2030.

          The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                             Cut-off Date Principal Balances of the Mortgage Loans(1)

                                                                                         % of Aggregate
                                                           Principal Balance           Principal Balance
                                        Number           Outstanding as of the         Outstanding as of
Principal Balance ($)              of Mortgage Loans          Cut-off Date              the Cut-off Date

1 - 50,000....................              884               $  34,808,772                    3.48%
50,001 - 100,000..............             2805                 207,456,519                   20.73
100,001 - 110,000.............              488                  51,317,947                    5.13
110,001 - 120,000.............              471                  54,350,484                    5.43
120,001 - 130,000.............              357                  44,771,560                    4.47
130,001 - 140,000.............              339                  45,805,362                    4.58
140,001 - 150,000.............              276                  40,112,805                    4.01
150,001 - 160,000.............              263                  40,808,268                    4.08
160,001 - 170,000.............              200                  33,049,533                    3.30
170,001 - 180,000.............              187                  32,822,986                    3.28
180,001 - 190,000.............              145                  26,874,726                    2.69
190,001 - 200,000.............              147                  28,722,637                    2.87
200,001 - 210,000.............              127                  26,057,569                    2.60
210,001 - 220,000.............              106                  22,760,508                    2.27
220,001 - 230,000.............              117                  26,309,984                    2.63
230,001 - 240,000.............              102                  23,974,057                    2.40
240,001 - 250,000.............               88                  21,638,542                    2.16
250,001 - 350,000.............              512                 149,302,886                   14.92
350,001 - 450,000.............              149                  59,026,196                    5.90
450,001 - 550,000.............               45                  21,854,722                    2.18
550,001 - 650,000.............                4                   2,350,114                    0.23
650,001 - 750,000.............                7                   4,963,857                    0.50
750,001 - 850,000.............                1                     769,182                    0.08
850,001 - 950,000.............                1                     948,428                    0.09
Total.........................            7,821              $1,000,857,644                  100.00%

(1)	The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $127,971.

                                         FICO Score for the Mortgage Loans
                                                                                         % of Aggregate
                                                               Principal Balance       Principal Balance
                                             Number            Outstanding as of       Outstanding as of
           FICO Score                  of Mortgage Loans        the Cut-off Date        the Cut-off Date

Unknown......................                    62                $  6,297,739                0.63%
451 - 475....................                    27                   2,183,428                0.22
476 - 500....................                   177                  20,480,936                2.05
501 - 525....................                 1,141                 125,053,589               12.49
526 - 550....................                 1,297                 160,776,129               16.06
551 - 575....................                 1,272                 162,241,629               16.21
576 - 600....................                 1,212                 161,378,121               16.12
601 - 625....................                   982                 129,590,822               12.95
626 - 650....................                   717                 102,343,413               10.23
651 - 675....................                   445                  61,963,147                6.19
676 - 700....................                   238                  32,567,856                3.25
701 - 725....................                   122                  16,877,602                1.69
726 - 750....................                    64                   9,595,800                0.96
751 - 775....................                    46                   6,829,769                0.68
776 - 800....................                    16                   2,298,253                0.23
801 - 825....................                     3                     379,411                0.04
Total........................                 7,821              $1,000,857,644              100.00%

                            Original Terms to Stated Maturity of the Mortgage Loans(1)
                                                                                       % of Aggregate
                                                              Principal Balance       Principal Balance
                                          Number              Outstanding as of       Outstanding as of
    Original Term (months)           of Mortgage Loans        the Cut-off Date        the Cut-off Date

180........................                    1                     $54,630                  0.01%
360........................                7,820              $1,000,803,013                 99.99
Total......................                7,821              $1,000,857,644                100.00%

(1)	The weighted average Original Term of the Mortgage Loans was approximately 360 months.

                           Remaining Terms to Stated Maturity of the Mortgage Loans (1)
                                                                                       % of Aggregate
                                                              Principal Balance       Principal Balance
                                           Number             Outstanding as of       Outstanding as of
    Remaining Term (months)          of Mortgage Loans        the Cut-off Date        the Cut-off Date

171 - 180....................                   1                $    54,630                  0.01%
341 - 350....................                   4                    346,500                  0.03
351 - 360....................               7,816              1,000,456,514                 99.96
Total........................               7,821             $1,000,857,644                100.00%

(1)	The weighted average Remaining Term of the Mortgage Loans was approximately 357 months.

                                   Property Types of the Initial Mortgage Loans
                                                                                    % of Aggregate
                                                            Principal Balance      Principal Balance
                                           Number           Outstanding as of      Outstanding as of
         Property Type               of Mortgage Loans      the Cut-off Date       the Cut-off Date

Single Family Residence.....                6,282            $ 792,458,222                79.18%
Deminimus PUD...............                  517               84,555,745                 8.45
2-4 Family..................                  408               55,800,530                 5.58
Condo.......................                  231               26,243,680                 2.62
PUD(1)......................                  127               18,067,952                 1.81
Condo - Low Rise............                  151               15,206,047                 1.52
Condo - High Rise ..........                   29                2,696,562                 0.27
Manufactured Housing........                   76                5,828,906                 0.58
Total.......................                7,821           $1,000,857,644               100.00%

(1)	PUD refers to a home or "unit" in a Planned Unit Development.

                                     Occupancy Status of the Mortgage Loans(1)
                                                                                      % of Aggregate
                                                              Principal Balance     Principal Balance
                                        Number                Outstanding as of     Outstanding as of
       Occupancy Status            of Mortgage Loans          the Cut-off Date       the Cut-off Date

Primary......................            7,295                 $ 953,380,394               95.26%
Investment...................              464                    40,175,349                4.01
Second Home..................               62                     7,301,901                0.73
 Total.......................            7,821               $ 1,000,857,644              100.00%

(1)	Occupancy as represented by the borrower at the time of origination.

                                           Purpose of the Mortgage Loans

                                                                                   % of Aggregate
                                                          Principal Balance      Principal Balance
                                       Number             Outstanding as of      Outstanding as of
            Purpose               of Mortgage Loans       the Cut-off Date        the Cut-off Date

Refinance - Cashout..........           4,132              $ 532,454,956                53.20%
Purchase.....................           2,616                334,245,869                33.40
Refinance - Rate Term........           1,073                134,156,819                13.40
Total........................           7,821             $1,000,857,644               100.00%

                              Original Loan-to-Value Ratios of the Mortgage Loans(1)

                                                                                  % of Aggregate
                                                         Principal Balance       Principal Balance
    Original Loan-to-Value             Number            Outstanding as of       Outstanding as of
           Ratio (%)             of Mortgage Loans        the Cut-off Date       the Cut-off Date

=< 50.00.....................             278               $ 23,267,603                 2.32%
50.01 - 55.00................             143                 19,436,651                 1.94
55.01 - 60.00................             235                 27,972,244                 2.79
60.01 - 65.00................             448                 54,235,242                 5.42
65.01 - 70.00................             679                 87,959,204                 8.79
70.01 - 75.00................           1,017                128,111,187                12.80
75.01 - 80.00................           2,606                328,026,728                32.77
80.01 - 85.00................           1,105                152,701,340                15.26
85.01 - 90.00................           1,186                163,265,272                16.31
90.01 - 95.00................             124                 15,882,173                 1.59
Total........................           7,821             $1,000,857,644               100.00%

(1)	The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 77.90%.

                              Geographic Distribution of the Mortgaged Properties(1)

                                                                                       % of Aggregate
                                                         Principal Balance           Principal Balance
                                        Number           Outstanding as of           Outstanding as of
             Location              of Mortgage Loans     the Cut-off Date             the Cut-off Date

California...................            1,685              $338,767,285                    33.85%
Florida......................              642                62,711,454                     6.27
Illinois.....................              452                54,974,779                     5.49
Massachusetts................              285                45,104,207                     4.51
Michigan.....................              440                39,468,485                     3.94
Colorado.....................              267                38,020,786                     3.80
Texas........................              368                37,290,834                     3.73
Minnesota....................              270                30,017,976                     3.00
Washington...................              176                26,861,164                     2.68
Georgia......................              234                25,190,826                     2.52
Arizona......................              235                24,912,890                     2.49
Ohio.........................              309                22,939,339                     2.29
Pennsylvania.................              225                19,572,405                     1.96
New Jersey...................              145                19,554,290                     1.95
Virginia.....................              136                17,515,856                     1.75
Nevada.......................              131                17,353,131                     1.73
New York.....................              123                16,805,962                     1.68
Connecticut..................              111                14,343,902                     1.43
Oregon.......................              110                14,277,575                     1.43
Wisconsin....................              149                13,124,421                     1.31
Other........................            1,328               122,050,077                    12.19
Total........................            7,821            $1,000,857,644                   100.00%

(1)	The greatest ZIP Code geographic concentration of Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.40% in the 94605 ZIP Code.

                                     Documentation Level of the Mortgage Loans

                                                                                  % of Aggregate
                                                         Principal Balance       Principal Balance
                                        Number           Outstanding as of       Outstanding as of
        Documentation Level        of Mortgage Loans      the Cut-off Date       the Cut-off Date

FULL............................          5,206            $ 639,982,370                63.94%
STATED..........................          1,399              197,880,381                19.77
LIMITED.........................          1,216              162,994,893                16.29
Total...........................          7,821           $1,000,857,644               100.00%

                                    Current Loan Rates of the Mortgage Loans(1)

                                                                                    % of Aggregate
                                                           Principal Balance      Principal Balance
                                         Number            Outstanding as of      Outstanding as of
      Current Loan Rate (%)        of Mortgage Loans        the Cut-off Date       the Cut-off Date

  7.000 -  7.499..............               13                $  2,700,622               0.27%
  7.500 -  7.999..............               35                   7,503,997               0.75
  8.000 -  8.499..............               92                  16,447,417               1.64
  8.500 -  8.999..............              408                  76,971,021               7.69
  9.000 -  9.499..............              450                  74,466,130               7.44
  9.500 -  9.999..............            1,378                 204,675,286              20.45
10.000 - 10.499...............              977                 127,736,970              12.76
10.500 - 10.999...............            1,719                 218,911,432              21.87
11.000 - 11.499...............              807                  88,162,646               8.81
11.500 - 11.999...............              910                  97,673,909               9.76
12.000 - 12.499...............              391                  35,971,938               3.59
12.500 - 12.999...............              322                  28,094,742               2.81
13.000 - 13.499...............              137                   9,042,392               0.90
13.500 - 13.999...............              106                   8,076,728               0.81
14.000 - 14.499...............               37                   2,198,180               0.22
14.500 - 14.999...............               33                   1,953,274               0.20
15.000 - 15.499...............                5                     248,214               0.02
15.500 - 15.999...............                1                                           0.00
                                                                     22,745
Total.........................            7,821             $ 1,000,857,644             100.00%

(1)	The weighted average Loan Rate of the Mortgage Loans as of the Cut-off Date was approximately 10.460% per annum.

                            Maximum Loan Rates of the Adjustable-Rate Mortgage Loans(1)

                                                                                       % of Aggregate
                                                              Principal Balance      Principal Balance
                                        Number                Outstanding as of      Outstanding as of
      Maximum Loan Rate (%)       of Mortgage Loans            the Cut-off Date       the Cut-off Date

None.........................               22                   $   1,647,682                0.16%
13.000 - 13.499..............                3                         982,475                0.10
13.500 - 13.999..............               19                       3,918,640                0.39
14.000 - 14.499..............               51                       8,166,049                0.82
14.500 - 14.999..............              134                      24,273,803                2.43
15.000 - 15.499..............              194                      30,469,245                3.04
15.500 - 15.999..............              676                     106,727,068               10.66
16.000 - 16.499..............              683                      97,771,080                9.77
16.500 - 16.999..............            1,627                     229,617,992               22.94
17.000 - 17.499..............              953                     122,020,549               12.19
17.500 - 17.999..............            1,472                     184,668,756               18.45
18.000 - 18.499..............              655                      68,615,481                6.86
18.500 - 18.999..............              634                      66,851,612                6.68
19.000 - 19.499..............              224                      19,401,789                1.94
19.500 - 19.999..............              213                      17,881,477                1.79
20.000 - 20.499..............              101                       6,547,153                0.65
20.500 - 20.999..............               88                       7,035,335                0.70
21.000 - 21.499..............               33                       2,037,224                0.20
21.500 - 21.999..............               33                       1,953,274                0.20
22.000 - 22.499..............                5                         248,214                0.02
22.500 - 22.999..............                1                          22,745                0.00
Total........................            7,821                  $1,000,857,644              100.00%

(1)	The weighted average Maximum Loan Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 17.122% per annum.

                           Gross Margins of the Adjustable-Rate Mortgage Loans(1)

                                                                                     % of Aggregate
                                                             Principal Balance      Principal Balance
                                           Number            Outstanding as of      Outstanding as of
         Gross Margins (%)            of Mortgage Loans      the Cut-off Date       the Cut-off Date

None.............................              22               $  1,647,682                0.16%
3.000 - 3.499....................              15                  2,022,981                0.20
3.500 - 3.999....................              44                  6,103,769                0.61
4.000 - 4.499....................             211                 31,221,494                3.12
4.500 - 4.999....................             401                 58,345,985                5.83
5.000 - 5.499....................             599                 76,104,452                7.60
5.500 - 5.999....................           2,259                309,835,543               30.96
6.000 - 6.499....................           1,967                258,635,343               25.84
6.500 - 6.999....................           2,106                238,149,436               23.79
7.000 - 7.499....................             121                 11,302,498                1.13
7.500 - 7.999....................              57                  5,717,957                0.57
8.000 - 8.499....................              13                  1,144,873                0.11
8.500 - 8.999....................               5                    320,319                0.03
10.000 - 10.499..................               1                    305,312                0.03
Total............................           7,821             $1,000,857,644              100.00%

(1)	The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 5.941%.

                            Next Adjustment Date for the Adjustable-Rate Mortgage Loans

                                                                                      % of Aggregate
                                                           Principal Balance        Principal Balance
                                        Number             Outstanding as of        Outstanding as of
        Rate Change Date          of Mortgage Loans         the Cut-off Date         the Cut-off Date

None..........................              22                 $  1,647,682                 0.16%
July 2001.....................               1                       65,205                 0.01
September 2001................               1                       88,187                 0.01
November 2001.................               2                      193,108                 0.02
May 2002......................               7                      854,523                 0.09
June 2002.....................              20                    2,313,176                 0.23
July 2002.....................             311                   41,311,742                 4.13
August 2002...................           1,490                  191,151,530                19.10
September 2002................           2,302                  296,738,758                29.65
October 2002..................           1,628                  196,191,160                19.60
November 2002.................               9                    3,094,685                 0.31
May 2003......................               1                       49,180                 0.00
June 2003.....................               6                      753,418                 0.08
July 2003.....................              96                   12,696,695                 1.27
August 2003...................             486                   59,247,839                 5.92
September 2003................             583                   80,051,396                 8.00
October 2003..................             850                  112,648,437                11.26
December 2003.................               6                    1,760,923                 0.18
Total.........................           7,821              $ 1,000,857,644               100.00%

                                                   Product Type

                                                                                     % of Aggregate
                                                            Principal Balance      Principal Balance
                                         Number             Outstanding as of      Outstanding as of
          Product Type             of Mortgage Loans         the Cut-off Date       the Cut-off Date

Fixed - 15 Year...............                1                  $    54,630               0.01%
Fixed - 30 Year...............               21                    1,593,052               0.16
ARM 2/28......................            5,771                  732,002,073              73.14
ARM 3/27......................            2,028                  267,207,888              26.70
Total.........................            7,821              $ 1,000,857,644             100.00%

The Index

          The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal ("Six Month LIBOR" or the "Index"). If the Index becomes unpublished or is otherwise unavailable, each Master Servicer will select an alternative index which is based upon comparable information.

ORIGINATORS AND MASTER SERVICERS

General

          All of the Mortgage Loans previously have been purchased by the Seller from the Originators. Based on the Cut-off Date Principal Balances, approximately 66.57%, 31.44% and 1.99% of the Mortgage Loans were originated by New Century Mortgage Corporation, Option One Mortgage Corporation and People's Choice Home Loan, Inc., respectively. New Century Mortgage Corporation will service the Mortgage Loans originated by it and those originated by People's Choice Home Loan, Inc. Option One Mortgage Corporation will service the Mortgage Loans originated by it.

New Century Mortgage Corporation

           General. New Century Mortgage Corporation, called New Century, is a wholly-owned subsidiary of New Century Financial Corporation or NCFC, a public company. New Century is a consumer finance and mortgage banking company that originates, sells and services first and second mortgage loans and other consumer loans. New Century emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans. New Century commenced lending operations on February 26, 1996. It is headquartered in Irvine, California.

          As of September 30, 2000, New Century had retail and wholesale branch offices in 31 states, and was originating mortgage loans through five regional operating centers, 41 wholesale sales offices and 71 retail sales offices. As of September 30, 2000, New Century had approximately 1,597 employees.

          Loan Loss and Delinquency. New Century commenced lending operations in February 1996, commenced its default related servicing operations in September 1997 and as of July 1998 is directly handling servicing duties that it used to outsource, including loan setup, escrow administration, monthly billings, cashiering and lockbox operation and sweeps, demands and payoff requests, year-end tax reporting, routine customer calls and correspondence and mortgage pool data reporting. Accordingly, New Century has only limited historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating future delinquency and loss experience of the mortgage loans originated by it.

           However, the following tables sets forth information regarding the loan loss and delinquency experience of mortgage loans for which New Century is servicer or master servicer. The mortgage loans for which this information is provided include those originated or acquired under the New Century's regular lending program and either owned by New Century or previously sold to trusts in transactions in which New Century was appointed as servicer or master servicer.

           Because New Century commenced loan origination only in February 1996, all of the mortgage loans included in the statistics contained in this section are seasoned less than 60 months. Moreover, because mortgage loans are continually being originated and added to the pool for which these statistics are compiled, the average seasoning of the mortgage loans included in the statistics is considerably shorter. Because newly originated mortgage loans will not be added to the mortgage pool after the closing date, the mortgage pool will consist of a static group of mortgage loans, and accordingly the actual loss and delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables contained in this section.

          A number of the mortgage loans in the statistics contained in the tables in this section are serviced by a subservicer for New Century. Accordingly, the performance statistics reflect the servicing practices of that subservicer, as well as the quality and type of mortgage loans. These servicing practices are not necessarily representative of the practices employed by New Century in its servicing and administrative duties.

                                      Delinquency and Foreclosure Experience
                                       of New Century's Servicing Portfolio

                                    As of December 31, 1998                     As of December 31, 1999
                                                       Percentage                             Percentage
                                                        of Total                               of Total
                                       Dollar          Servicing               Dollar          Servicing
                                       Amount          Portfolio               Amount          Portfolio
Delinquency(1)

30-59 Days                      $   66,305,256           1.80%          $   91,134,032           1.52%
60-89 Days                      $   13,690,073           0.37%          $   28,391,092           0.47%
90 Days or more                 $   20,657,896           0.56%          $   75,083,913           1.25%

Loans in Foreclosure(2)         $   84,547,901           2.30%          $   181,811,560          3.03%

REO Properties                  $   13,011,568           0.35%          $   50,631,760           0.84%

Total Servicing Portfolio       $3,676,504,202                          $6,002,723,518

                                                  As of September 30, 2000
                                                                    Percentage
                                                                     of Total
                                                Dollar              Servicing
                                                Amount              Portfolio
Delinquency(1)

30-59 Days                                     $ 97,237,417           1.53%
60-89 Days                                      $29,746,086           0.47%
90 Days or more                               $102,003,498(3)         1.60%

Loans in Foreclosure(2)                        $260,329,825           4.09%

REO Properties                                  $60,476,212           0.95%

Total Servicing Portfolio                    $6,361,722,059

(1)	The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2)	The percentage of loans in foreclosure and REO properties is based on the dollar amount of loans in foreclosure and REO properties as a percentage of the total dollar amount of the mortgage loans in the servicing portfolio as of the date indicated.

(3)	With respect to the mortgage loans that are 90 days or more delinquent but not in foreclosure as of September 30, 2000, 81.44% of the dollar amount represents loans the related borrowers of which have filed for bankruptcy, 3.18% of the dollar amount represents loans pending foreclosure and 5.85% of the dollar amount represents loans where New Century has postponed commencement of foreclosure proceedings as it pursues loss mitigation efforts. in each case as discussed under "Realization on Defaulted Mortgage Loans" below.

          With respect to the table above entitled "Delinquency and Foreclosure Experience of the New Century's Servicing Portfolio," there can be no assurance that the delinquency experience of the mortgage loans originated by New Century in the mortgage pool will correspond to the loss experience of the New Century's mortgage portfolio set forth in that table. The statistics shown represent the delinquency experience for the New Century's total servicing portfolio only for the time periods presented, whereas the aggregate delinquency experience on the mortgage loans in the mortgage pool will depend on the results obtained over the life of the trust. In particular, investors should note that newly originated mortgage loans will not be added to the mortgage pool and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics above are compiled. New Century's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the mortgage loans originated by New Century included in the mortgage pool. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by New Century. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to those mortgage loans.

          The delinquency experience percentages set forth above in the table above entitled "Delinquency and Foreclosure Experience of New Century's Servicing Portfolio" are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by New Century has increased substantially, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the mortgage loans originated by New Century in the mortgage pool may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage loans in the mortgage pool will not change.

           Realization on Defaulted Mortgage Loans. Typically, on the 35th day of delinquency of a mortgage loan, New Century sends a letter to the related mortgagor of its intent to foreclose if the borrower does not make all past due payments. If that loan becomes 65 days delinquent New Century will generally commence foreclosure proceedings as soon as legally permissible in the jurisdiction in which the mortgaged property is located unless precluded from doing so by a bankruptcy filing on the part of the borrower. In some instances, however, state laws extend or suspend the period before foreclosure may commence. In other instances, New Century holds off on commencing foreclosure as it pursues loss mitigation efforts or special collection arrangements, or until the legal issues, other than bankruptcy, or title issues relating to the mortgage loan are resolved. Once a mortgage loan is in foreclosure it will either:

•	become REO property and liquidated,

•	be cured or paid off in full, or

•	be liquidated in foreclosure by short payoff from the borrower or short sale to a third party without taking title to the related mortgaged property.

          New Century does not have a write-off policy. All loans are kept on the servicing system until the final disposition of the loan or the related mortgaged property.

                                          Realization Experience of Loans
                                         in Foreclosure and REO Properties

                               As of December 31, 1998                  As of December 31, 1999
                        Percentage                                  Percentage
                         of Loans         Average       Average      of Loans     Average    Average
                         Resolved         Days(1)       Loss(2)      Resolved     Days(1)    Loss(2)
Cure/Payoff               11.89%             69           N/A         46.09%       119.8       N/A

Liquidation in
Foreclosure               22.81%            122         (22.27)%      16.63%       129.1     (13.96)%

REO Sales                 65.30%             88         (34.90)%      37.28%       106.8     (38.31)%

                                       As of September 30, 2000
                            Percentage
                             of Loans           Average           Average
                             Resolved           Days(1)           Loss(2)

Cure/Payoff                    71.79%             182               N/A

Liquidation in
Foreclosure                     9.91%             209               2.995%

REO Sales                      18.30%             160              42.11%

(1) (2)	Represents the average number of days from foreclosure to resolution. Expressed as a percentage of principal balance.

          With respect to the table above entitled "Realization Experience of Loans in Foreclosure and REO Properties," there can be no assurance that the manner of resolution, the amount of time it takes to resolution or the average losses with respect to the mortgage loans originated by New Century in the mortgage pool will conform to New Century's experience provided in the table. The pooling and servicing agreement provides that each master servicer is to "maximize the timely and complete recovery of principal and interest" with respect to delinquent and defaulted mortgage loans and New Century cannot predict what resolution methods will enable it to "maximize the timely and complete recovery of principal and interest" with respect to realizations on defaulted and delinquent mortgage loans originated by New Century in the mortgage pool.

           Underwriting Standards. New Century, referred to in this section as the originator, commenced receiving applications for mortgage loans under its regular lending program in February 1996. The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases., bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originator's underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

          The mortgage loans will have been originated in accordance with the underwriting guidelines of the originator which will be referred to in this prospectus supplement as the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originator will represent these exceptions.

          Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and ally record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the originator uses the value as determined by the review in computing the loan-to-value ratio or combined loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the originator obtains a new appraisal and repeats the review process.

          The mortgage loans originated by the originator in the mortgage pool were originated consistent with and generally conform to the underwriting guidelines' full documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the mortgage rate on that loan, in the case of fixed-rate loans and a fixed amount in excess of the initial loan rate in the case of adjustable-rate loans. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In most cases, the maximum loan amount for mortgage loans originated under the programs is $600,000. The underwriting guidelines may permit loans on one- to four-family residential properties to have

•	a loan-to-value ratio at origination of up to 95% with respect to first liens loans and

•	a combined loan-to-value ratio at origination of up to 90% with respect to second lien loans.

          In each case, the maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to -income ratio, as well as the type and use of the property. With respect to mortgage loans originated by the originator in the mortgage pool secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

          The underwriting guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for the originator's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months; under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

          In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories-Equifax, TransUnion and Experian.

          The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

           First Lien Mortgage Loans:

           "AAA" Risk. Under the "AAA" risk category, the applicant must have excellent repayment history for installment or revolving debt and must have a FICO score of at least 660. A maximum of one 30-day late payment and no 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No bankruptcy or notice of default filings may have occurred during the preceding four years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95%, or 90% for mortgage loans originated under the stated income documentation program for rate and term refinances only, is permitted for a mortgage loan on a single family owner-occupied property. Non- owner occupied properties are not allowed. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on an owner occupied condominium or a two- to four-family residential property. Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for either a refinance loan or a purchase money loan. The debt service-to-income ratio is generally 42% or less.

          "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 85% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The debt service -to- income ratio is usually 45% or less.

           "A-" Risk. Under the "'A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 80% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 80%, or 70% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85%, or 75% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on an owner- occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is usually 50% or less, or 45% or less for loans with a loan-to-value ratio greater than 85%.

          "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. Unlimited 30-day late payments and a maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred. Medical derogatories are not considered. In most cases, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 75% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property, or 65% for a mortgage loan on a non-owner occupied property and 70% for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property originated under the stated income documentation program. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is usually 55% or less.

           "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. Unlimited 30-day and 60-day late payments and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the stated income documentation program, is permitted. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to-four family residential property, or 60% for a mortgage loan on a non-owner-occupied property and 65% for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property originated under the stated income documentation program. Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is usually 59% or less.

           "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70%, or 55% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property, or 45% for a mortgage loan on a non-owner-occupied property and 50% for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property originated under the stated income documentation program. Rural, remote or unique properties are not allowed. The maximum combined loan- to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The debt service-to-income ratio is usually 59% or less.

           Mortgage Credit Only ("MO") AAA Risk. Under the MO "AAA" risk category, the applicant is allowed a maximum of one 30-day late payment and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied property. MO "AAA" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or two- to four-family residential property. The MO "AAA" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan. The debt service-to-income ratio is generally equal to or less than 45%. The maximum loan amount is $250,000.

           Mortgage Credit Only ("MO") A+ Risk. Under the MO "A+" risk category, the applicant is allowed a maximum of two 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied property. MO "A+" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or two- to four-family residential property. The MO "A+" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan. The debt service-to-income ratio is generally equal to or less than 45%. The maximum loan amount is $250,000.

           Mortgage Credit Only ("MO") A- Risk. The MO "A-" risk category allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied property. MO "A-" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or two- to four-family residential property. The MO "A-" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90% for a refinance loan. The debt service-to-income ratio is generally equal to or less than 55%. The maximum loan amount is $250,000.

           Home Saver Program. The originator originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a two- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan. The maximum loan amount is $300,000.

           Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the first lien mortgage loans originated by the originator in the mortgage pool will represent these kinds of exceptions.

Option One Mortgage Corporation

           General. Option One Mortgage Corporation, referred to in this section as Option One, a California corporation headquartered in Irvine, California, was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

           Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

          As of October 31, 2000, Option One had four loan origination centers in California, three loan origination centers in each of Ohio and Illinois, two loan origination centers in each of Florida, Massachusetts, Texas, Virginia and Rhode Island and one loan origination center in each of Arizona, Colorado, Connecticut, Georgia, Indiana, Minnesota, New Jersey, New York, North Carolina, Pennsylvania, Washington and Wisconsin, 21 financial centers and a telemarketing center in each of California and Florida, 23 wholesale regional offices and 6 regional offices for Alliance One.

           Option One operates as a stand-alone mortgage banking company and is a Freddie Mac approved seller/servicer.

           Delinquency and loss information. The following tables set forth, as of December 31, 1997, 1998 and 1999 and September 30, 2000, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                                          Delinquencies and Foreclosures
                                              (Dollars in Thousands)
                                           At December 31, 1997                At December 31, 1998

                                                                                                     Percent
                                        By       Percent    Percent                       Percent       By
                          By No.      Dollar      By No.   By Dollar By No.    By Dollar  By No. of   Dollar
                         of Loans     Amount     of Loans    Amount  of Loans    Amount     Loans     Amount

Total Portfolio.........  34,707   $3,407,167     N/A       N/A     55,708   $5,601,703     N/A        N/A
Period of Delinquency
30-59 Days..............     457       42,556    1.32%     1.25%       514       47,806    0.92%     0.85%
60-89 Days..............     222       20,364    0.64      0.60        276       25,731    0.50      0.46
90 days or more.........   1,099      100,238    3.17      2.94      1,161      101,984    2.08      1.82
Total Delinquent Loans..   1,778     $163,158    5.12%     4.79%     1,951     $175,521    3.50%     3.13%
Loans in Foreclosure....     923      $83,726    2.66%     2.46%       939       83,757    1.69%     1.50%

                                  At December 31, 1999                       At September 30, 2000
                                                                                                     Percent
                                        By       Percent    Percent                       Percent       By
                          By No.      Dollar      By No.   By Dollar By No.    By Dollar  By No. of   Dollar
                         of Loans     Amount     of Loans    Amount  of Loans    Amount     Loans     Amount

Total Portfolio.........  98,910    $9,924,101     N/A        N/A     156,138  $15,962,399   N/A        N/A
Period of Delinquency
30-59 Days..............   1,085        94,371    1.10%       0.95%     2,964      275,784   1.90%     1.73%
60-89 Days..............     605        53,276    0.61        0.54      1,245      116,852   0.80      0.73
90 days or more.........   2,167       193,290    2.19        1.95      4,534      410,230   2.90      2.57
Total Delinquent Loans..   3,857      $340,937    3.90%       3.44%     8,743     $802,866   5.60%     5.03%
Loans in Foreclosure....   1,983      $177,763    2.00%       1.79%     4,159     $383,820   2.66%     2.40%

*	Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                                 Real Estate Owned
                                              (Dollars in Thousands)
                        At December             At December           At December         At September
                         31, 1997               31, 1998              31, 1999               30, 2000
                    By No.                 By No.                 By No.                 By No.
                      of      By Dollar     of       By Dollar     of        By Dollar    of      By Dollar
                    Loans      Amount     Loans       Amount     Loans        Amount    Loans       Amount
Total Portfolio      34,707   $3,407,167   55,708   $5,601,703  98,910    $9,924,101   156,138   $15,962,399
Foreclosed Loans(1)     296   $   26,313      336   $   28,344     367    $   28,940       614   $    52,127

Foreclosure Ratio(2)   0.85%        0.77%    0.60%        0.51%   0.37%         0.29%     0.39%         0.33%

(1)	For the purpose of these tables, Foreclosed Loans means the principal balance of home equity loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)	The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                    Loan Loss Experience on Option One's Servicing Portfolio of Mortgage Loans
                                              (Dollars in Thousands)

                                                                                       Nine Months Ended
                                                    Year Ended December 31,              September 30,
                                          1997              1998              1999            2000
Total Portfolio (1)                  $  3,407,167      $  5,601,703      $  9,924,101    $ 15,962,399
Net Losses (2)(3)                     $    24,866       $    22,136       $    26,498     $    28,171
Net Losses as a Percentage of
Total Portfolio (4)                         0.73%             0.40%             0.27%           0.23%

(1)	"Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2)	"Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(3)	"Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related home equity loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through September 30, 2000.

(4)	For September 30, 2000, "Net Losses as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 1.33 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio."

          It is unlikely that the delinquency experience of the mortgage loans originated by Option One included in the mortgage pool will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage pool will depend on the results obtained over the life of the mortgage pool. In particular, investors should note that newly originated mortgage loans will not be added to the mortgage pool, and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the portfolio statistics are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on such mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

           Underwriting Standards. The mortgage loans originated by Option One were originated generally in accordance with Option One's Guidelines (the "Option One Guidelines"). On a case-by-case basis, exceptions to the Option One Guidelines are made where compensating factors exist.

          The Option One Guidelines are primarily intended to assess (x) the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan and (y) the creditworthiness of the related mortgagor. The mortgage loans were also generally underwritten with a view toward resale in the secondary market. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards.

          Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Option One Guidelines require a review of the appraisal by a loan underwriter, who may request a written review by an independent appraiser retained by Option One.

          The mortgage loans were originated consistent with and generally conform to the Option One Guidelines' "Full Documentation," "Lite Documentation" and "Stated Income Documentation" residential loan programs. Under each of the programs, Option One reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate (the "Qualifying Rate") has been created under the Option One Guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Option One Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $350,000. Mortgage loans may, however, be originated generally up to $950,000. The Option One Guidelines permit one- to four-family loans to have loan-to-value ratios (each, an "LTV") at origination of generally up to 80% (except as otherwise described below), depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans where the review of the appraisal results in a valuation of the mortgaged property that is more than (i) 10% less in the case of mortgage loans with LTV's less than or equal to 80% or (ii) 5% less in the case of mortgage loans with LTV's in excess of 80%, the LTV of the related mortgage loan is based on the valuation obtained in the review of the original appraisal. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value at the time of origination of such mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

          The Option One Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows. Under the Full Documentation program, applicants generally are required to submit verification of stable income for 24 months (or, if the LTV is less than or equal to 80%, for 12 months). Under the Lite Documentation Program, applicants generally are required to submit 3 months' bank statements or a paystub as verification of income. Under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that with respect to salaried employees there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

          The Option One Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

           "AA+" Risk. Under the "AA+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment within the last 12 months is acceptable on an existing mortgage loan and if the LTV is greater than 80%, no 60-day late payments are allowed and the mortgage loan must be current at the time of application and funding. If the LTV is greater than 80%, no charge-offs may have been filed in the last 24 months and if the LTV is less than or equal to 80%, no open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding five years and the borrower must have re-established a minimum of four trade lines, not including mortgages, all paid as agreed for 24 months, if the LTV is greater than 80% (or 80% under the Lite Documentation or Stated Income Documentation programs). If the LTV is less than or equal to 80%, no bankruptcy or notice of default filings may have occurred during the preceding 3 years. A maximum LTV of 95% is permitted for a mortgage loan on a single family owner-occupied property. The debt service-to-income ratio generally ranges from 45% or less depending on the Qualifying Rate. The applicant must have a FICO Score of 620 or higher. A "FICO Score" is a statistical ranking of likely future credit performance developed by Fair Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

           "AA" Risk. Under the "AA" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. No open collection accounts or open charge-offs filed within the last 24 months may remain open after the funding of the loan. No bankruptcies or foreclosures may have occurred during the preceding three years; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan on LTV's less than or equal to 80%. The mortgaged property must be in at least average condition. A maximum LTV of 95% (or 80% for mortgage loans originated under the Stated Income Documentation or Lite Documentation programs) is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV of 90% (or 80% for mortgage loans originated under the Stated Income Documentation or Lite Documentation programs) is permitted for a mortgage loan on an owner-occupied condominium or a maximum LTV of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted on an owner-occupied two-to four-family residential property (or 75% for mortgage loans on a non-owner-occupied property under the Full Documentation program or 70% for mortgage loans on a non-owner-occupied property under the Lite Documentation program or 60% for mortgage loans on a non-owner-occupied property under the Stated Income Documentation program). The debt service-to-income ratio generally ranges from 45% or less to 55% or less depending on the Qualifying Rate and the LTV.

           "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the Full Documentation program. No open collection accounts or open charge-offs filed within the last 24 months may remain open after funding of the loan if the LTV is greater than 80%; if the LTV is less than or equal to 80% up to $500 per account may remain open after funding of the loan. No bankruptcies may have occurred during the preceding two years; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan, if the LTV is less than or equal to 80%. No foreclosures may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum LTV of 90% (or 80% for mortgage loans originated under the Stated Income Documentation or Lite Documentation programs) is permitted for a mortgage loan on a single family or condo owner-occupied property. A maximum LTV of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied two- to four-family residential property. A maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 60% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 45% or less to 55% or less depending on the Qualifying Rate and the LTV.

           "B" Risk. Under the "B" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of four 30-day late payments or, if the LTV is less than or equal to 80%, two 30-day and one 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, some prior defaults may have occurred, and a letter of explanation may be required under the Full Documentation program. Generally, no more than $500 per account, if the LTV is greater than 80%, or $1,500 per account if the LTV is less than or equal to 80% in open charge-offs or collection accounts filed within the last 24 months may remain open after the funding of the loan. No bankruptcies or foreclosures by the applicant may have occurred during the preceding 18 months if the LTV is less than or equal to 80% or 24 months if the LTV is greater than 80%; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past 18 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan, if the LTV is less than or equal to 80%. The mortgaged property must be in at least average condition. A maximum LTV of 85% (or 80% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) is permitted for a mortgage loan on an owner-occupied single family or condominium property. A maximum LTV of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 65% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied two- to four- family residential property. A maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 60% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 45% or less to 55% or less depending on the Qualifying Rate and the LTV.

           "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, one 60-day late payment and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. However, more than six 30-day late payments within the last 12 months are acceptable if there are no 60-day or 90-day late payments within the last 12 months. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. No more than $3,000 per account in open charge-offs or collection accounts filed within the last 24 months may remain open after the funding of the loan. No bankruptcies or foreclosures by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's chapter 13 bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in adequate condition. Generally, a maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) for a mortgage loan on an owner-occupied single family or condominium property is permitted. A maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 65% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied two- to four- family residential property A maximum LTV of 70% (or 65% for mortgage loans originated under the Lite Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 55% or less to 60% or less depending on the Qualifying Rate and the LTV.

           "CC" Risk. Under the "CC" risk category, an applicant may have experienced significant credit problems in the past. As to mortgage credit, mortgage delinquency, including foreclosure proceedings, will be considered on a case-by-case basis. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The mortgaged property may exhibit some deferred maintenance. A maximum LTV of 65% (or 60% non-owner-occupied for mortgage loans originated under the Lite Documentation program) is permitted for a mortgage loan on either an owner-occupied property or a non-owner-occupied property. The debt service-to-income ratio generally is 60% or less depending on the Qualifying Rate and the LTV.

           Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of five or more years. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category than, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

People's Choice Home Loan, Inc.

           People's Choice Home Loan, Inc. is a national wholesale mortgage banker engaged in the business of originating non-conforming residential mortgage loans. It was organized in December 1999 and commenced operations in May 2000.

          The company is headquartered in Irvine, California, and has full service hubs located in Northern California, Southern California, Texas, Pennsylvania, Georgia and Florida. The company's underwriting guidelines are substantially similar to those of New Century Mortgage Corporation.

DESCRIPTION OF THE CERTIFICATES

General

          The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Trust will issue

• • • • • • • • •	the Class A-1 Certificates
the Class A-2 Certificates
the Class M-1 Certificates
the Class M-2 Certificates
the Class B Certificates
the Class X Certificates
the Class BIO Certificates
the Class P Certificates
the Class R Certificates

The Class A-1 Certificates and Class A-2 Certificates are sometimes referred to as the Class A Certificates, the Class M-1 Certificates and Class M-2 Certificates are sometimes referred to as the Mezzanine Certificates, the Mezzanine Certificates and the Class B Certificates are sometimes referred to as the Offered Subordinate Certificates, and the Class R Certificates are sometimes referred to as the Residual Certificates. Only the Class A Certificates and the Offered Subordinate Certificates are offered hereby (the "Offered Certificates").

          The Offered Certificates will have the initial Certificate Principal Balance specified on page S-6, subject to a permitted variance of plus or minus five percent. The Class BIO Certificates will not have a Certificate Principal Balance, but will bear interest on their Notional Amount outstanding from time to time. The Class X Certificates will not have a Certificate Principal Balance. The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment premiums received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates. The Class R Certificates will not have initial Certificate Principal Balances and will not bear interest.

          The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date (the "Assumed Final Distribution Date") for the Certificates is the Distribution Date in December 2030.

           Distributions on the Offered Certificates will be made by the Trust Administrator on the 15th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in January 2001 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" for any Certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the "Record Date" for any physical Certificate or any book-entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

          The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owner") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream") or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

           Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trust Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

           Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

           Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

           Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

           Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

           Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

           Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

           Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

          The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

           Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

           Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

           Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

           Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

          DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

           Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee or the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee or the Trust Administrator and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trust Administrator will issue Definitive Certificates, and thereafter the Trustee and the Trust Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

           Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

           Neither the Depositor, the Master Servicers, the Trust Administrator nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

          The "Accrual Period" for (a) the Class BIO Certificates for a given Distribution Date will be the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months and (b) the Offered Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

          An "Allocated Realized Loss Amount" with respect to any class of the Offered Subordinate Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Certificates on the Distribution Date.

          The "Basic Principal Distribution Amount" means with respect to any Distribution Date the amounts in clauses (i) through (iii) of the Principal Distribution Amount.

          The "Cap Premium" for any Distribution Date through and including the June 2003 Distribution Date is an amount equal to the product of 0.105% per annum and the Scheduled Notional Amount attached to the Cap Agreement.

          The "Certificate Principal Balance" of any Offered Certificate or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of (a) all amounts allocable to principal previously distributed in respect of such Class and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates. The Certificate Principal Balance of the Class X Certificates is equal to the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans over (b) the aggregate Certificate Principal Balances of all classes of Offered Certificates.

          The "Class A Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 60.0% and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $5,004,288.

          The "Class A-1 Percentage" will equal the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Subgroup 1 for such Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for such Distribution Date.

          The "Class A-2 Percentage" for any Distribution Date will equal 100% minus the Class A-1 Percentage for such Distribution Date.

          The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 72.5% and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $5,004,288.

          The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on Such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 83.0% and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $5,004,288.

          The "Class B Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on Such date) and (4) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 96.0% and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $5,004,288.

          The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Offered Subordinate Certificates and (ii) the Overcollateralized Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

          A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

          A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

          The "Overcollateralization Increase Amount" for the first Distribution Date is zero and for any other Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

          The "Interest Remittance Amount" for any Distribution Date is that portion of the Available Funds for such Distribution Date allocable to interest.

          The "Monthly Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance, or in the case of the Class BIO Certificates on the Notional Amount, of such Class immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such Class and shortfalls resulting from the application of the Relief Act (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

          "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Offered Certificates and the Class BIO Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

          The "Notional Amount" of any Class BIO Certificate (x) immediately prior to any of the first 30 Distribution Dates will be equal to the lesser of (i) $37,000,000 and (ii) the outstanding Principal Balance of the Mortgage Loans (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) on and after the 30th Distribution Date, $0.00.

          An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

          The "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

          The "Overcollateralization Target Amount" means with respect to the first Distribution Date, zero and with respect to any other Distribution Date (1) prior to the Stepdown Date, $20,017,153, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.00% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $5,004,288, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

          The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Balance as of the last day of the related Due Period exceeds (y) the sum of the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

          The "Principal Distribution Amount" for any Distribution Date is the lesser of

(a) the excess of the available funds after distribution of interest on the Class A Certificates and the Subordinated Certificates, and (b) the sum of

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the related Prepayment Period;

(iii) the principal portion of all unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

(iv) the principal portion of any Realized Losses incurred on any Mortgage Loan during the related Prepayment Period to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

(v) the amount of any Overcollateralization Increase Amount (as defined herein) for such Distribution Date;

minus

(vi) the amount of any Overcollateralization Release Amount (as defined herein) for such Distribution Date.

In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the Offered Certificates.

          The "Prepayment Period" for any Distribution Date is the prior calendar month.

          The "Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Master Servicers that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Master Servicers during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

           "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the applicable Master Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

          The "Stepdown Date" means the earlier to occur of (1) the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero and (2) later to occur of (x) the Distribution Date occurring in January 2004 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 40.00%.

          A "Trigger Event" is in effect with respect to any Distribution Date if the percentage obtained by dividing (x) the principal amount of Mortgage Loans Delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 40% of the Credit Enhancement Percentage.

          The "Unpaid Interest Shortfall Amount" means, with respect to each Class of Offered Certificates and any Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

          The "Unpaid Realized Loss Amount" means for any Class of Offered Subordinate Certificate, the portion of the Allocated Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates.

Allocation of Available Funds

           Distributions to holders of each Class of Offered Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicers, the Trust Administrator or the Trustee and net of the Cap Premium:

1. the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the related Determination Date, after deduction of the Servicing Fee for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates,

2. certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment premiums, and

3. payments from the Master Servicers in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date.

          The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

Interest Distributions on the Offered Certificates

          On each Distribution Date the Trust Administrator will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date.

1. concurrently, to the holders of the Class A Certificates the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause (1);

2. concurrently, to the holders of the Class A Certificates the related Unpaid Interest Shortfall Amount, if any, for each such class for each such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause (2);

3. to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates;

4. to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount allocable to such Certificates; and

5. pro rata, to the holders of the Class B Certificates and the Class BIO Certificates, the Monthly Interest Distributable Amount allocable to such Certificates.

          On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicers will be allocated, first to the Monthly Interest Distributable Amounts with respect to the Class X Certificates and thereafter to the Monthly Interest Distributable Amounts with respect to the Offered Certificates and the Class BIO Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date.

Principal Distributions on the Offered Certificates

          On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Offered Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

1. to the holders of the Class A Certificates, allocated as provided below, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

2.  to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

3.  to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

4. to the holders of the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

          On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Offered Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

1. to the holders of the Class A Certificates, allocated as provided below, the Class A Principal Distribution Amount until the aggregate Certificate Principal Balance thereof has been reduced to zero;

2. to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

3. to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

4. to the holders of the Class B Certificates, the Class B Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

          The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, is required to be distributed to the Class A Certificates in the following order of priority:

(1)(x) The Class A-1 Percentage thereof to the Class A-1 Certificates until the Certificate Principal Balance thereof is reduced to zero; and (y) the Class A-2 Percentage thereof, to the Class A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

(2) If the Certificate Principal Balance of either Class of Class A Certificates reduced to zero, the portion of the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, that would have been distributed to such Class pursuant to the foregoing clause (1) shall be distributed to the remaining Class of Class A Certificates until the Certificate Principal Balance thereof is reduced to zero.

Credit Enhancement

          The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, overcollateralization and the Reserve Fund

          The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

          The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (x) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, and (y) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

          In addition, the rights of the holders of the Offered Subordinate Certificates with lower payment priorities will be senior to the rights of holders of the Offered Subordinate Certificates with higher payment priorities, and the rights of the holders of the Offered Subordinate Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class X Certificates and Class BIO Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

          The weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the Trust. The Pooling Agreement requires that, on each Distribution Date after the first Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

          With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1. to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the Mortgage Loans during the related Prepayment Period;

2.   to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under"—Allocation of Available Funds—Principal Distributions on the Offered Certificates" above;

3.   to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

4.   to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to the Class M-1 Certificates;

5.    to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

6.    to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to the Class M-2 Certificates;

7.    concurrently, to the holders of the Class B Certificates and the Class BIO Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

8.    to the holders of the Class B Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to the Class B Certificates;

9.   to the holders of the Class A Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicers and any shortfalls resulting from the application of the Relief Act;

10.   to the holders of the Class M-1 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicers and any shortfalls resulting from the application of the Relief Act;

11.    to the holders of the Class M-2 Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicers and any shortfalls resulting from the application of the Relief Act;

12.    concurrently, to the holders of the Class B Certificates and the Class BIO Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicers and any shortfalls resulting from the application of the Relief Act;

13.   to the Net WAC Fund for distribution to the Offered Certificates, an amount equal to any Net WAC Rate Carryover Amount for the Offered Certificates for such Distribution Date, allocated in the same order of priority as the Monthly Interest Distributable Amount is allocated to such Classes of Certificates;

14.   to the counterparty, any termination payments owing to the counterparty to the extent not required to be paid from the Interest Remittance Amount;

15.    to the holders of the Class X Certificates as provided in the Pooling Agreement; and

16. to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

          On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Fund the amount deposited therein pursuant to subclause (13) above and will distribute these amounts to the holders of the Offered Certificates.

          On each Distribution Date, the Trust Administrator will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

Allocation of Losses; Subordination

          If on any Distribution Date, after giving effect to all distributions of principal as described above and, under "--The Reserve Fund" below, the aggregate Certificate Principal Balances of the Offered Certificates exceeds the aggregate Principal Balance of the Mortgage Loans, the Certificate Principal Balance of the Offered Subordinate Certificates (but not the Class A Certificates) will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to that excess, until that Certificate Principal Balance is reduced to zero. That reduction is referred to as an "Allocated Realized Loss Amount".

          The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

Reserve Fund

          The Pooling Agreement provides for a reserve fund (the " Reserve Fund") which is held by the Trustee on behalf of the holders of the Offered Certificates. The Reserve Fund will be an asset of the Trust but not of any REMIC. The holder of the Class X Certificates will be the owner of the Reserve Fund for tax purposes only, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Class X Certificates as provided in the Pooling Agreement.

          The only asset of the Reserve Fund will be payments, if any, received under the Cap Agreement deposited into the Reserve Fund.

           Distributions from Reserve Fund

          On each Distribution Date, the Trustee shall withdraw from the Reserve Fund an amount equal to the Reserve Fund Transfer Amount and apply such amount in the following order or priority:

first, to the holders of each class of Class A Certificates, pro rata, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, to the extent not otherwise paid on such Distribution Date;

          second, to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount allocable to such certificates to the extent not otherwise paid on such Distribution Date;

          third, to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount allocable to such certificates to the extent not otherwise paid on such Distribution Date;

          fourth, to the holders of the Class B Certificates and the Class BIO Certificates, pro rata, the Monthly Interest Distributable Amount allocable to such certificates to the extent not otherwise paid on such Distribution Date;

          fifth, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the Mortgage Loans during the related Prepayment Period;

          sixth, to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates to the extent not otherwise paid on such Distribution Date;

          seventh, to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

          eighth, to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates to the extent not otherwise paid on such Distribution Date;

          ninth, to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

          tenth, to the holders of the Class B Certificates and the Class BIO Certificates, pro rata, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such certificates to the extent not otherwise paid on such Distribution Date; and

eleventh, to the holders of the Class B Certificates, any Unpaid Realized Loss Amount for that class.

           "Reserve Fund Transfer Amount" means an amount equal to the lesser of (x) the amount on deposit in the Reserve Fund and (y) the sum of (a) any shortfalls in the payment of the Monthly Interest Distributable Amounts and Unpaid Interest Shortfall Amounts for the Offered Certificates and the Class BIO Certificates for such Distribution Date, after taking account all other distributions in respect thereof on such Distribution Date, (b) the principal portion of any Realized Losses incurred on the Mortgage Loans during the related Prepayment Period to the extent not paid from Net Monthly Excess Cashflow on such Distribution Date, and (c) the amount of any Unpaid Realized Loss Amount for the Class M-1, Class M-2 and Class B Certificates, after taking account all other distributions in respect thereof on such Distribution Date.

          In accordance with the terms of the Pooling Agreement, amounts on deposit in the Reserve Fund will be released (1) after all distributions are made on each Distribution Date to the extent that the amount on deposit in the Reserve Fund exceeds the Specified Reserve Fund Requirement and (2) after all distributions are made on the Distribution Date in June 2003. All amounts released from the Reserve Fund will be paid to the Class X Certificates. The "Specified Reserve Fund Requirement" for the Reserve Fund and each Distribution Date shall equal greater of the overcollaterization shortfall for the certificates and $10,000 through June 2003, and thereafter the Specified Reserve Fund Requirement will equal zero.

          The Cap Agreement

          The Trust will have the benefit of an interest rate cap agreement documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and a Confirmation (the "Cap Agreement") pursuant to which Westdeutsche Landesbank Girozentrale, New York Branch (together with any successor, the "Counterparty") will agree to pay to the Trust a monthly payment in an amount equal to the product of:

          (1) the excess, if any, of LIBOR over 7.50%;

          (2) the Scheduled Notional Amount; and

          (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

          The "Scheduled Notional Amounts" are set forth with respect to each Distribution Date in "Annex II; Scheduled Notional Amounts." The initial Scheduled Notional Amount will be $997,455,487. The Scheduled Notional Amount declines in accordance with the expected amortization of the Delayed First Adjustment Loans. The Cap Agreement will terminate on the Distribution Date in June 2003.

          The Cap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented under the ISDA Master Agreement, as supplemented by a schedule and a confirmation. The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreement.

          The Counterparty is a branch of Westdeutsche Landesbank Girozentrale ("WestLB"). WestLB was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers. WestLB currently has a long-term unsecured credit rating of "AA+" from Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. "Aa1" from Moody's and "AAA" from Fitch.

          The Counterparty is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. The Counterparty is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

          Upon written request, the Counterparty will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB's most recent annual report. Written requests for such annual reports should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Branch Management.

          The Pooling Agreement will contain provisions permitting the Trustee to enter into any amendment to the Cap Agreement requested by the Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Cap Agreement, so long as the Trustee determines that the amendment will not adversely affect the interests of the Certificateholders. The written consent of the Counterparty will be required before certain amendments are made to the Pooling Agreement.

          The respective obligations of the Counterparty and the Trust to pay specified amounts due under the Cap Agreement will be subject to the following conditions precedent: (1) no Cap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Cap Default shall have occurred and be continuing with respect to the Cap Agreement and (2) no Termination Event (as defined below) has occurred or been effectively designated with respect to the Cap Agreement.

           "Events of Default" under the Cap Agreement (each a "Cap Default") include

• the following standard events of default under the ISDA Master Agreement:

• • • • •	"Failure to Pay" "Breach of Agreement," "Misrepresentation," "Merger without Assumption," and "Bankruptcy",

as described in Sections 5 (a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), and 5(a)(viii) of the ISDA Master Agreement.

           "Termination Events" under the Cap Agreement consist of the following standard events under the ISDA Master Agreement:

•	"Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Agreement),

•	"Tax Event" (which generally relates to either party to the Cap Agreement receiving a payment under the Cap Agreement from which an amount has been deducted or withheld for or on account of taxes),

•	"Tax Event Upon Merger" (which generally relates to either party to the Cap Agreement receiving a payment under the Cap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger) and

•	"Credit Event Upon Merger" (which generally relates to the Trust or the Counterparty and an entity providing credit support for it becoming weaker as a result of a merger)

as described in Sections 5(b)(i), 5(b)(ii), 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement. In addition, there are additional Termination Events relating to the Trust if the Trust should terminate or if the Pooling Agreement or other transaction documents are amended in a manner adverse to the Counterparty without the consent of the Counterparty.

          If the Trust fails to pay a Cap Premium on any Distribution Date, the Counterparty, in addition to the other remedies available to it under the Cap Agreement, can set-off the amount of such Cap Premium against the Counterparty's obligations under the Cap Agreement.

          Upon the occurrence of any Cap Default under the Cap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the ISDA Master Agreement) upon the occurrence of the Cap Default. The Trust may not designate an Early Termination Date without the consent of the controlling party specified in the Pooling Agreement. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Cap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer it rights and obligations under the Cap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the Cap Agreement will constitute a "Cap Early Termination".

          Upon any Cap Early Termination of the Cap Agreement, the Trust or the Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination). The amount of the termination payment will be based on the value of the Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement taking into account the present value of the unpaid Cap Premiums that would have been owed by the Trust under the remaining scheduled term of the Cap Agreement. Any payment could be substantial. In the event that the Trust is required to make a termination payment, the payment will be payable solely from the available funds in the same order of priority as any Cap Premium would otherwise be payable to the Counterparty (which is payable prior to payment of interest on the Offered Certificates); provided, however, that, in the event that a termination payment is owed to the Counterparty following a Cap Default resulting from a default of the Counterparty or a Termination Event, the termination payment will be subordinate to the right of the Offered Certificateholders to receive full payment of principal of and interest on the Certificates. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to Offered Certificateholders.

          If, following an Early Termination Date, a termination payment is owed by the Trust to the Counterparty and the Trust receives a payment (an "Assumption Payment") from a successor counterparty to assume the position of the Counterparty, the portion of the Assumption Payment that does not exceed the amount of the termination payment owed by the Trust to the Counterparty will be paid by the Trust to the Counterparty and will not be available to make distributions to Certificateholders. Following the payment, the amount of the termination payment owed by the Trust to the Counterparty will be reduced by the amount of the payment.

          If the rating of the Counterparty (or any successor credit support provider) is withdrawn or reduced below "A" by Fitch or "A1" by Moody's (this withdrawal or reduction, a "Cap Rating Agency Downgrade"), the Counterparty is required, no later than the 30th day following the Cap Rating Agency Downgrade, at the Counterparty's expense, either to (1) obtain a substitute Counterparty that has a counterparty rating of at least "A" by Fitch and "A1" by Moody's or (2) enter into arrangements reasonably satisfactory to the Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements will result in the total negation of the effect or impact of the Cap Rating Agency Downgrade on the holders of the Offered Certificates.

Pass-Through Rates

          The "Pass-Through Rate" on any Distribution Date with respect to any class of Offered Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the Offered Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

          The Pass-Through Rate for the Class BIO Certificates will be 8.25% per annum through the 30th Distribution Date. On and after the 30th Distribution Date, the Pass-Through Rate for the Class BIO Certificates will be 0.00% per annum, and such class will therefore then cease to accrue interest. With respect to the Class BIO Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

          The "Net WAC Rate" for any Distribution Date shall be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the average of the Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (1) the Servicing Fee Rate, (2) the Cap Premium (expressed as a per annum rate) and (3) the Monthly Interest Distributable Amount for the Class BIO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is twelve and the denominator of which is the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

          If on any Distribution Date, the Pass-Through Rate for any class of Offered Certificates is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. Any Net WAC Rate Carryover Amount on the Offered Certificates will be paid on future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above.

          The "Formula Rate" for any class of Offered Certificates is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date (as defined herein) plus a related margin (the "Certificate Margin"). The Certificate Margin with respect to the Class A-1 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 0.225% and on each Distribution Date after the Optional Termination Date, will equal 0.45%. The Certificate Margin with respect to the Class A-2 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 0.26% and on each Distribution Date after the Optional Termination Date, will equal 0.52%. The Certificate Margin with respect to the Class M-1 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 0.65% and on each Distribution Date after the Optional Termination Date, will equal 0.975%. The Certificate Margin with respect to the Class M-2 Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 1.07% and on each Distribution Date after the Optional Termination Date, will equal 1.605%. The Certificate Margin with respect to the Class B Certificates on each Distribution Date on or prior to the Optional Termination Date will equal 2.35% and on each Distribution Date after the Optional Termination Date, will equal 3.525%.

          On the Closing Date, the Trust Administrator will establish a reserve fund account (the "Net WAC Fund") from which payments in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made. The Net WAC Fund will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Allocation of Available Funds" above, the Trust Administrator will withdraw from amounts in the Net WAC Fund to pay the Offered Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Fund:

          (i) to the Class A Certificates;

          (ii) to the Class M-1 Certificates;

           (iii) to the Class M-2 Certificates; and

          (iv) to the Class B Certificates.

Calculation of One-Month LIBOR

          On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Certificates (each such date, a "LIBOR Determination Date"), the Trust Administrator will determine the Certificate Index for such Accrual Period for the Offered Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on Such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

          As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign Currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trust Administrator and (3) not controlling, controlled by or under common control with, the Depositor, either Master Servicer or any successor Master Servicer or any Originator; and "Reserve Interest Rate" shall be the rate per annum that the Trust Administrator determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

          The establishment of the Certificate Index on each LIBOR Determination Date by the Trust Administrator and its calculation of the rates of interest applicable to the Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports to Certificateholders

          On each Distribution Date, the Trust Administrator will provide or make available to each holder of a Certificate and the Rating Agencies a statement (based on information received from the Master Servicers) setting forth, among other things, the information set forth in the prospectus under "Description of the Certificates--Reports to Certificateholders." The Trust Administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at "www.usbank.com/corporate trust". Assistance in using the website or the fax-on-demand service can be obtained by calling the Trust Administrator's customer service desk at (800) 934 - 6802. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE POOLING AGREEMENT

General

          The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling Agreement"), among the Depositor, the Master Servicers, the Trust Administrator and the Trustee. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the Reserve Fund, (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Originators and the Seller and (vii) the Cap Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator.

Assignment of the Mortgage Loans

          On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Loan Rate as well as other information.

          The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed in blank or to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the applicable Originator. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records; provided, however, that such assignments of mortgage are not required to be recorded if the Depositor furnishes to the Trustee and the Trust Administrator, on or before the Closing Date, at the Depositor's expense, an opinion of counsel with respect to the relevant jurisdictions that such recording is not necessary to perfect the Trustee's interest in the related Mortgage Loan; provided further, however, notwithstanding the delivery of such opinion of counsel, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of mortgage shall be recorded by the applicable Originator or the Trust Administrator as set forth in the Pooling Agreement. The Depositor expects to deliver such an opinion of counsel and as a result of which the assignments of mortgage for substantially all of the Mortgage Loans will not initially be recorded. Any cost associated with the recording of such assignments of mortgage will be borne by the applicable Originator; provided, however, if the applicable Originator fails to pay the cost of recording, such expense will be paid by the Trust Administrator, and will be reimbursable to the Trust Administrator by the Trust prior to any distribution to Certificateholders.

          On or prior to the Closing Date, the Trustee (or a custodian) will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the applicable Originator by the Trustee or the Trust Administrator, that Originator will be obligated to either (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (y) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the applicable Master Servicer. The Purchase Price will be deposited in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of each Originator to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee, the Trust Administrator or the Certificateholders.

          In connection with the substitution of a Qualified Substitute Mortgage Loan, the applicable Originator will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

          A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by an Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) if an adjustable-rate mortgage loan have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (x) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (y) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

          Each Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, each Originator will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Seller, the Originator has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the applicable Originator will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the applicable Originator will be obligated to (x) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (y) purchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

           Mortgage Loans required to be transferred to an Originator as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

          Each Master Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the Certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances (each, as defined below) and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trust Administrator will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from each Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trust Administrator or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

Advances

           Subject to the following limitations, each Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the related Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance").

           Advances are required to be made only to the extent they are deemed by the applicable Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither Master Servicer will be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, each Master Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

          All Advances will be reimbursable to the related Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. Each Master Servicer may recover from amounts in the related Collection Account the amount of any Advance that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Certificates. In the event a Master Servicer fails in its obligation to make any required Advance, the Trust Administrator, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

          In the course of performing its servicing obligations, each Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorney's fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance." Each Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the related Mortgage Loans and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement.

          Each Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer, in which event reimbursement will be made to the Master Servicer from general funds in the related Collection Account.

Servicing and Other Compensation and Payment of Expenses

          The principal compensation to be paid to each Master Servicer in respect of its servicing activities (the "Servicing Fee") for the Certificates will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan serviced by it. As additional servicing compensation, each Master Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in the related Collection Account and any Servicing Accounts. Each Master Servicer is obligated to deposit into the related Collection Account the amount of any Prepayment Interest Shortfall (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing Fee for the related Distribution Date.

          The "Determination Date" with respect to any Distribution Date will be the 5th day of the calendar month in which such Distribution Date occurs or, if such 5th day is not a Business Day, the Business Day immediately preceding such 5th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the related Prepayment Period (as defined below) the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied until the last day of the Prepayment Period.

Optional Purchase of Defaulted Loans

          As to any Mortgage Loan which is delinquent in payment by 90 days or more, the related Master Servicer may, at its option, purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that the applicable Master Servicer must first purchase the Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent lesser periods.

The Trust Administrator

          U.S. Bank National Association will be named Trust Administrator pursuant to the Pooling Agreement. The Trust Administrator's offices for notices under the Pooling Agreement are located at 180 East Fifth Street, St. Paul, Minnesota 55101, and its telephone number is (612)973-5800. The Trust Administrator will perform administrative functions on behalf of the Trustee and will act as initial paying agent, certificate registrar and custodian.

The Trustee

           National City Bank, a national banking association, will act as trustee for the certificates under the Pooling Agreement. The Trustee's offices for notices under the Pooling Agreement are located at 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114, and its telephone number is (800) 622-6757. In the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations under the terms of the Pooling Agreement prior to the appointment of a successor, the Trustee is obligated to perform these obligations until a new trust administrator is appointed.

Certain Matters Regarding the Trustee and the Trust Administrator

          The principal compensation to be paid to the Trustee and the Trust Administrator in respect of its respective obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account. A specified portion of such amount will be paid to the Trust Administrator. The Pooling Agreement will provide that each of the Trust Administrator and the Trustee and any director, officer, employee or agent of either will be indemnified by each Master Servicer (and to the extent a Master Servicer fails to do so, by the Trust) and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administration, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the its performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee or the Trust Administration, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (x) that constitutes a specific liability of the Trustee or the Trust Administration, as applicable, under the Pooling Agreement or (y) incurred by reason of willful misfeasance, bad faith or negligence in the performance of its respective duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of its respective obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee or the Trust Administrator, as applicable, may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders.

Voting Rights

          At all times 96% of all Voting Rights will be allocated among the holders of the Offered Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all Voting Rights will be allocated to the holders of the Class X Certificates, 1% of all Voting Rights will be allocated to the holders of the Class P Certificates, 1% of all Voting Rights will be allocated to the holders of the Class BIO Certificates and 1% of all Voting Rights will be allocated to the holders of the Class R Certificates. The Voting Rights allocated to any class of Certificates will be allocated among all holders of the Certificates of such Class in proportion to the outstanding Percentage Interests.

Master Servicer Events of Default

          The Master Servicer Events of Default and the consequences of those events, will differ depending on the identity of the Master Servicer.

Option One. "Master Servicer Event of Default," means any one of the following events with respect to Option One:

          1. any failure by the Master Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds) which continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor, the Trust Administrator or the Trustee (in which case notice shall be provided by telecopy), or to such Master Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          2. any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Master Servicer contained in the Pooling Agreement (or, if such Master Servicer is an Originator, the failure of the Originator to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor, the Trust Administrator or the Trustee, or to such Master Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (y) actual knowledge of such failure by a Servicing Officer of the related Master Servicer; or

          3. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by such Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

          4. the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          5. the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          6. any failure by the Master Servicer of the related Master Servicer Termination Test; or

7. any failure of the Master Servicer to make any P&I Advance when due which continues unremedied until 3:00 p.m. New York time on the business day immediately following the due date.

          If a Master Servicer Event of Default described in clauses 1. through 6. occurs, then, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the defaulting Master Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of such Master Servicer in its capacity as a Master Servicer under the Pooling Agreement. If a Master Servicer Event of Default described in clause 8. occurs, the Trustee shall, by notice in writing to the defaulting Master Servicer and the Depositor and the Trust Administrator, terminate all of the rights and obligations of such Master Servicer in its capacity as a Master Servicer under the Pooling Agreement.

           New Century. "Master Servicer Event of Default," means any one of the following events with respect to New Century:

1. any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds), which continues unremedied for a period of one Business Day; or

          2. any failure on the part of the Master Servicer (A) to make a required Servicing Advance which continues for 30 days or (B) to duly to observe or perform in any material respect any of the covenants or agreements on the part of such Master Servicer contained in the Pooling Agreement (or, if such Master Servicer is an Originator, the failure of the Originator to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 30 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor, the Trust Administrator or the Trustee, or to such Master Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (y) actual knowledge of such failure by a Servicing Officer of the related Master Servicer; or

          3. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by such Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 30 days or results in the entry of an order for relief or any such adjudication or appointment; or

          4. the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          5. the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          6. any failure by the Master Servicer of the related Master Servicer Termination Test; or

          7. any failure of the Master Servicer to make any P&I Advance when due which continues unremedied until 3:00 p.m. New York time on the business day immediately following the due date; or

          8. the Master Servicer's rating as a servicer is downgraded by any Rating Agency; or

          9. more than 10% of the ownership of the Master Servicer is transferred after the Closing Date; or

          10. the Master Servicer fails to maintain $500,000,000 in committed warehouse facilities and such failing remains uncured for 10 Business Days; or

11. failure of the Master Servicer or any affiliate to pay when due indebtedness in excess of $3,000,000 and such failure remains uncured for 10 Business days.

          If a Master Servicer Event of Default described in clauses 1. through 6. or 9. through 11. shall occur, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the defaulting Master Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of such Master Servicer in its capacity as a Master Servicer under this Agreement, to the extent permitted by law, and in and to the Home Equity Loans and the proceeds thereof; provided, however, that with respect to clauses 1. through 6. and 8., if the Trustee does not receive the direction of at least 51% of the Voting Rights within 30 days after notice the Trustee shall terminate all the rights and obligations of such Master Servicer under the Pooling Agreement. If a Master Servicer Event of Default described in clause 7. occurs, the Trustee shall, by notice in writing to the defaulting Master Servicer and the Depositor, terminate all of the rights and obligations of such Master Servicer in its capacity as a Master Servicer under the Pooling Agreement.

          The Master Servicer Termination Events are set forth in the Pooling Agreement, and one of these may occur if loss amounts, in the case of Option One, or loss amounts or delinquency amounts, in the case of New Century, exceed parameters set forth in the Pooling Agreement.

          No assurance can be given that termination of the rights and obligations of a Master Servicer under the Pooling Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of those Mortgage Loans.

Termination

          The Class X Certificateholder or if the Class X Certificateholder fails to do so, either Master Servicer will have the right to repurchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to the greater of par or the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is paid plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicers plus the unpaid Net WAC Rate Carryover Amounts, if any. In the event a Master Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

•	of the then outstanding Certificate Principal Balance of the Offered Certificates, plus

•	one month's interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for the class, plus

•	any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Net WAC Amounts (payable to and from the Carryover Fund), plus

•	in the case of the Offered Subordinate Certificates, any previously unpaid Allocated Realized Loss Amount.

          The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class X Certificates.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

          The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

          The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Originators or Master Servicers). Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment premiums. The Mortgage Loans are subject to the "due-on-sale" provisions included therein which, in the case of adjustable-rate Mortgage Loans, provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "The Mortgage Pool" herein.

           Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

          The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

           Approximately 91.17% of the Mortgage Loans provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the applicable Master Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Master Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

          To the extent the Net WAC Rate is paid on the Offered Certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be payable from the Net Monthly Excess Cashflow, and only to the extent that the Overcollateralization Target Amount has been reached.

Additional Information

          The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

          The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

          The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "'The Mortgage Pool."

          The "Assumed Final Distribution Date" for the Offered Certificates is as set forth in this prospectus supplement under "Description of the Certificates--General." The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Assumed Final Distribution Date because

•	prepayments are likely to occur,

•	excess cashflow, if any, will be applied as principal of the Class A Certificates and the Offered Subordinate Certificates as described herein,

•	the Overcollateralization Target Amount may change as described in the Pooling Agreement and

•	either Master Servicer may cause a termination of the Trust as provided herein.

           Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a constant prepayment rate ("CPR") of 26%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

          The table entitled "Percent of Original Certificate Principal Balance Outstanding" was prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

          The percentages and weighted average lives in the table entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"):

•	the Mortgage Loans have the characteristics set forth in the table below,

•	the closing date for the Offered Certificates occurs on December 15, 2000 and the Offered Certificates were sold to investors on such date,

•	distributions on the Certificates are made on the 15th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in January 2001, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates—Allocation of Available Funds,"

•	the prepayment rates are the percentages of the related Prepayment Assumption set forth in the "Percent of Original Certificate Principal Balance Outstanding" tables below, (v) prepayments include thirty days' interest thereon,

•	no Originator is required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below,

•	the Overcollateralization Target Amount is as set forth in the Pooling Agreement,

•	scheduled payments for all Mortgage Loans are received on the first day of each month commencing in January 2001, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans,

•	all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

•	such prepayments are received on the last day of each month commencing in the month of the Closing Date,

•	One-Month LIBOR is at all times equal to 6.7275%,

•	the Pass-Through Rates for the Offered Certificates are as set forth herein,

•	the Loan Rate for each adjustable rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates),

•	Six-Month LIBOR is at all times equal to 6.45125%,

•	the rate applicable to the Cap Premium is 0.105%, and

•	the Servicing Fee for each Mortgage Loan is 0.50% per annum. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                                       Assumed Mortgage Loan Characteristics

                                                         Original    Remaining
                                   Gross                 Term to      Term to
                    Loan Balance   Rate                  Stated       Stated                 Max. Rate
   Description          ($)          (%)     Net Rate    Maturity    Maturity     Margin        (%)

Sub Group 1              220,951   10.522     10.022       360          345        5.798       16.817
                     367,799,467   10.569     10.069       360          357        5.887       17.137

                     133,364,725   10.271      9.771       360          357        6.073       17.192

                         604,817   11.700     11.200       344          341        -            -

Sub Group 2
                         125,549    8.000      7.500       360          348        6.000       14.000
                     363,856,107   10.515     10.015       360          357        5.903       17.087

                     133,843,163   10.195      9.695       360          357        6.065       17.113

                       1,042,865   10.811     10.311       360          356        -            -

                                             Months to
                     Initial                    Next      Next Adjustment
                    Periodic    Periodic     Adjustment         Date
   Description       Cap (%)       Cap          Date

Sub Group 1           3.000       1.000          9        September 2001
                      2.143       1.281          21       September 2002

                      1.606       1.460          33       September 2003

                      -           -              -            -

Sub Group 2
                      3.000       1.000          12       December 2001
                      2.140       1.285          21       September 2002

                      1.597       1.456          33       September 2003

                      -           -              -            -

           Based on the foregoing assumptions, the following tables indicate the percentages of the Original Certificate Principal Balance of the Offered Certificate that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives.

                          Percent of Original Certificate Principal Balance Outstanding*

                                                                Class A-1
                                                Percentages of the Prepayment Assumption
                         ----------------- ---------------- ----------------- ----------------- -----------------
                                0%               15%              26%               35%               45%
Distribution Date
Initial Percentage            100.00            100.00           100.00            100.00            100.00
December 2001.........         96.94             78.73            65.53             54.75             42.78
December 2002.........         96.28             62.67            41.50             26.36             11.84
December 2003.........         95.68             49.19            24.03              8.30              0.00
December 2004.........         95.07             37.77            21.25              8.30              0.00
December 2005.........         94.38             31.41            15.55              7.98              0.00
December 2006.........         93.60             26.48            11.35              5.05              0.00
December 2007.........         92.72             22.29             8.26              3.15              0.00
December 2008.........         91.73             18.74             5.97              1.92              0.00
December 2009.........         90.60             15.72             4.30              1.12              0.00
December 2010.........         89.33             13.17             3.06              0.61              0.00
December 2011.........         87.89             11.00             2.15              0.06              0.00
December 2012.........         86.27              9.17             1.49              0.00              0.00
December 2013.........         84.42              7.61             1.00              0.00              0.00
December 2014.........         82.34              6.29             0.64              0.00              0.00
December 2015.........         79.99              5.18             0.22              0.00              0.00
December 2016.........         77.32              4.24             0.00              0.00              0.00
December 2017.........         74.31              3.44             0.00              0.00              0.00
December 2018.........         70.90              2.77             0.00              0.00              0.00
December 2019.........         67.04              2.20             0.00              0.00              0.00
December 2020.........         62.68              1.72             0.00              0.00              0.00
December 2021.........         57.75              1.32             0.00              0.00              0.00
December 2022.........         52.17              0.98             0.00              0.00              0.00
December 2023.........         45.85              0.70             0.00              0.00              0.00
December 2024.........         38.71              0.36             0.00              0.00              0.00
December 2025.........         32.94              0.03             0.00              0.00              0.00
December 2026.........         27.45              0.00             0.00              0.00              0.00
December 2027.........         21.25              0.00             0.00              0.00              0.00
December 2028.........         14.24              0.00             0.00              0.00              0.00
December 2029.........          6.31              0.00             0.00              0.00              0.00
September 2030........          0.00              0.00             0.00              0.00              0.00
Weighted Average Life
(years) to maturity (1)        20.60              4.66             2.59              1.68              1.02
Weighted Average Life
years) to Optional
Termination(1)(2).....         20.57              4.36             2.40              1.55              1.02

*  Rounded to the nearest whole percentage.

(1)	The Weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

(2)	Calculated pursuant to footnote (1) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which it is permitted to exercise such option.

                          Percent of Original Certificate Principal Balance Outstanding*

                                                              Class A-2
                                              Percentages of the Prepayment Assumption
                       ----------------- ---------------- ----------------- ----------------- -----------------
                              0%               15%              26%               35%               45%
Distribution Date
Initial Percentage          100.00            100.00           100.00            100.00            100.00
December 2001.........       96.92             78.85            65.74             55.03             43.13
December 2002.........       96.25             62.89            41.86             26.81             12.38
December 2003.........       95.66             49.49            24.49              8.86              0.00
December 2004.........       95.05             38.15            21.73              8.86              0.00
December 2005.........       94.37             31.83            16.07              8.55              0.00
December 2006.........       93.60             26.92            11.90              5.63              0.00
December 2007.........       92.72             22.76             8.82              3.74              0.00
December 2008.........       91.74             19.24             6.56              2.52              0.00
December 2009.........       90.62             16.24             4.89              1.73              0.00
December 2010.........       89.36             13.70             3.66              1.23              0.00
December 2011.........       87.93             11.55             2.76              0.68              0.00
December 2012.........       86.32              9.73             2.09              0.04              0.00
December 2013.........       84.49              8.18             1.61              0.00              0.00
December 2014.........       82.42              6.87             1.25              0.00              0.00
December 2015.........       80.08              5.77             0.84              0.00              0.00
December 2016.........       77.44              4.83             0.43              0.00              0.00
December 2017.........       74.44              4.04             0.00              0.00              0.00
December 2018.........       71.06              3.37             0.00              0.00              0.00
December 2019.........       67.23              2.81             0.00              0.00              0.00
December 2020.........       62.90              2.33             0.00              0.00              0.00
December 2021.........       58.00              1.93             0.00              0.00              0.00
December 2022.........       52.45              1.59             0.00              0.00              0.00
December 2023.........       46.18              1.31             0.00              0.00              0.00
December 2024.........       39.09              0.98             0.00              0.00              0.00
December 2025.........       33.35              0.65             0.00              0.00              0.00
December 2026.........       27.90              0.13             0.00              0.00              0.00
December 2027.........       21.74              0.00             0.00              0.00              0.00
December 2028.........       14.77              0.00             0.00              0.00              0.00
December 2029.........        6.88              0.00             0.00              0.00              0.00
September 2030........        0.00              0.00             0.00              0.00              0.00
Weighted Average Life
(years) to maturity (1)      20.65              4.79             2.67              1.74              1.03
Weighted Average Life
years) to Optional
Termination(1)(2).....       20.61              4.42             2.43              1.57              1.03

*   Rounded to the nearest whole percentage.

(1)	The Weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

(2)	Calculated pursuant to footnote (1) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which it is permitted to exercise such option.

                          Percent of Original Certificate Principal Balance Outstanding*

                                                               Class M-1
                                               Percentages of the Prepayment Assumption
                         ---------------- ---------------- ----------------- ----------------- -----------------
                               0%               15%              26%               35%               45%
Distribution Date
Initial Percentage           100.00            100.00           100.00            100.00            100.00
December 2001.........       100.00            100.00           100.00            100.00            100.00
December 2002.........       100.00            100.00           100.00            100.00            100.00
December 2003.........       100.00            100.00           100.00            100.00             42.06
December 2004.........       100.00            100.00            58.75             90.25             42.06
December 2005.........       100.00             86.43            43.22             22.60             42.06
December 2006.........       100.00             72.98            31.78             14.59             31.07
December 2007.........       100.00             61.58            23.34              9.42             15.39
December 2008.........       100.00             51.90            17.13              6.07              4.76
December 2009.........       100.00             43.69            12.55              3.91              0.00
December 2010.........       100.00             36.72             9.19              0.04              0.00
December 2011.........       100.00             30.82             6.71              0.00              0.00
December 2012.........       100.00             25.82             4.89              0.00              0.00
December 2013.........       100.00             21.58             3.40              0.00              0.00
December 2014.........       100.00             18.00             0.27              0.00              0.00
December 2015.........       100.00             14.96             0.00              0.00              0.00
December 2016.........       100.00             12.39             0.00              0.00              0.00
December 2017.........       100.00             10.22             0.00              0.00              0.00
December 2018.........       100.00              8.39             0.00              0.00              0.00
December 2019.........       100.00              6.84             0.00              0.00              0.00
December 2020.........       100.00              5.54             0.00              0.00              0.00
December 2021.........       100.00              4.44             0.00              0.00              0.00
December 2022.........       100.00              3.27             0.00              0.00              0.00
December 2023.........       100.00              0.80             0.00              0.00              0.00
December 2024.........       100.00              0.00             0.00              0.00              0.00
December 2025.........        90.60              0.00             0.00              0.00              0.00
December 2026.........        75.66              0.00             0.00              0.00              0.00
December 2027.........        58.76              0.00             0.00              0.00              0.00
December 2028.........        39.65              0.00             0.00              0.00              0.00
December 2029.........        18.40              0.00             0.00              0.00              0.00
August 2030...........         0.00              0.00             0.00              0.00              0.00
Weighted Average Life
(years) to maturity (1)       27.37              9.70             5.65              5.00              4.52
Weighted Average Life
years) to Optional
Termination(1)(2).....        27.28              8.84             5.10              4.62              3.28

*   Rounded to the nearest whole percentage.

(1)	The Weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

(2)	Calculated pursuant to footnote (1) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which it is permitted to exercise such option.

                          Percent of Original Certificate Principal Balance Outstanding*

                                                             Class M-2
                                             Percentages of the Prepayment Assumption
                        --------------- ---------------- ----------------- ----------------- -----------------
                             0%               15%              26%               35%               45%
Distribution Date
Initial Percentage         100.00            100.00           100.00            100.00            100.00
December 2001.........     100.00            100.00           100.00            100.00            100.00
December 2002.........     100.00            100.00           100.00            100.00            100.00
December 2003.........     100.00            100.00           100.00            100.00            100.00
December 2004.........     100.00            100.00            58.74             34.97             91.62
December 2005.........     100.00             86.41            43.22             22.60             27.42
December 2006.........     100.00             72.97            31.77             14.59              4.50
December 2007.........     100.00             61.57            23.34              9.41              0.00
December 2008.........     100.00             51.89            17.12              6.07              0.00
December 2009.........     100.00             43.69            12.55              0.71              0.00
December 2010.........     100.00             36.72             9.18              0.00              0.00
December 2011.........     100.00             30.82             6.71              0.00              0.00
December 2012.........     100.00             25.82             3.29              0.00              0.00
December 2013.........     100.00             21.58             0.00              0.00              0.00
December 2014.........     100.00             17.99             0.00              0.00              0.00
December 2015.........     100.00             14.96             0.00              0.00              0.00
December 2016.........     100.00             12.39             0.00              0.00              0.00
December 2017.........     100.00             10.22             0.00              0.00              0.00
December 2018.........     100.00              8.39             0.00              0.00              0.00
December 2019.........     100.00              6.84             0.00              0.00              0.00
December 2020.........     100.00              4.99             0.00              0.00              0.00
December 2021.........     100.00              2.12             0.00              0.00              0.00
December 2022.........     100.00              0.00             0.00              0.00              0.00
December 2023.........     100.00              0.00             0.00              0.00              0.00
December 2024.........     100.00              0.00             0.00              0.00              0.00
December 2025.........      90.58              0.00             0.00              0.00              0.00
December 2026.........      75.65              0.00             0.00              0.00              0.00
December 2027.........      58.75              0.00             0.00              0.00              0.00
December 2028.........      39.64              0.00             0.00              0.00              0.00
December 2029.........      18.30              0.00             0.00              0.00              0.00
August 2030...........       0.00              0.00             0.00              0.00              0.00
Weighted Average Life
(years) to maturity (1)     27.36              9.63             5.54              4.52              4.73
Weighted Average Life
years) to Optional
Termination(1)(2).....      27.28              8.84             5.04              4.17              3.83

*   Rounded to the nearest whole percentage.

(1)	The Weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

(2)	Calculated pursuant to footnote (1) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which it is permitted to exercise such option.

                          Percent of Original Certificate Principal Balance Outstanding*

                                                              Class B
                                             Percentages of the Prepayment Assumption
                        --------------- ---------------- ----------------- ----------------- -----------------
                             0%               15%              26%               35%               45%
Distribution Date
Initial Percentage         100.00            100.00           100.00            100.00            100.00
December 2001.........     100.00            100.00           100.00            100.00            100.00
December 2002.........     100.00            100.00           100.00            100.00            100.00
December 2003.........     100.00            100.00           100.00            100.00            100.00
December 2004.........     100.00            100.00            58.74             34.97             15.75
December 2005.........     100.00             86.42            43.22             21.86              5.13
December 2006.........     100.00             72.98            31.77             11.39              0.00
December 2007.........     100.00             61.57            22.83              4.62              0.00
December 2008.........     100.00             51.89            14.70              0.24              0.00
December 2009.........     100.00             43.68             8.72              0.00              0.00
December 2010.........     100.00             36.72             4.32              0.00              0.00
December 2011.........     100.00             30.82             1.08              0.00              0.00
December 2012.........     100.00             25.82             0.00              0.00              0.00
December 2013.........     100.00             20.53             0.00              0.00              0.00
December 2014.........     100.00             15.84             0.00              0.00              0.00
December 2015.........     100.00             11.87             0.00              0.00              0.00
December 2016.........     100.00              8.51             0.00              0.00              0.00
December 2017.........     100.00              5.68             0.00              0.00              0.00
December 2018.........     100.00              3.28             0.00              0.00              0.00
December 2019.........     100.00              1.26             0.00              0.00              0.00
December 2020.........     100.00              0.00             0.00              0.00              0.00
December 2021.........     100.00              0.00             0.00              0.00              0.00
December 2022.........     100.00              0.00             0.00              0.00              0.00
December 2023.........     100.00              0.00             0.00              0.00              0.00
December 2024.........     100.00              0.00             0.00              0.00              0.00
December 2025.........      90.59              0.00             0.00              0.00              0.00
December 2026.........      75.65              0.00             0.00              0.00              0.00
December 2027.........      58.76              0.00             0.00              0.00              0.00
December 2028.........      39.64              0.00             0.00              0.00              0.00
December 2029.........      15.89              0.00             0.00              0.00              0.00
December 2030.........       0.00              0.00             0.00              0.00              0.00
Weighted Average Life
(years) to maturity (1)     27.34              9.31             5.29              4.15              3.75
Weighted Average Life
years) to Optional
Termination(1)(2).....      27.27              8.83             5.00              3.94              3.59

*   Rounded to the nearest whole percentage.

(1)	The Weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

(2)	Calculated pursuant to footnote (1) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which it is permitted to exercise such option.

Yield Sensitivity of the Offered Subordinate Certificates

          If the Certificate Principal Balances of the Class B Certificates and the Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class B Certificates has been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the Overcollateralization Amount is reduced to zero, the yield to maturity on the Class B Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class B Certificates. The initial undivided interests in the Trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates are approximately 6.25%, approximately 5.25%, and approximately 6.50%, respectively. Investors in the Offered Subordinate Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Offered Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Offered Subordinate Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

           Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Offered Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Offered Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Offered Subordinate Certificates. As a result of the longer weighted average lives of the Offered Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event is based on delinquencies and not losses, it is possible for the Offered Subordinate Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.

USE OF PROCEEDS

          The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans transferred to the Trust.

FEDERAL INCOME TAX CONSEQUENCES

           Multiple elections will be made to treat designated portions of the Trust (exclusive of the Net WAC Fund and the Reserve Fund) as a real estate mortgage investment conduits ( "REMICs") for federal income tax purposes. Upon the issuance of the Offered Certificates, Stroock & Stroock & Lavan LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

          For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Offered Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount), the Class X Certificates, the Class BIO Certificates and the Class P Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC.

          Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount. The Net WAC Fund is not an asset of any REMIC. The treatment of amounts received by an Offered Certificateholder under such Certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trustee intends to treat payments made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trustee intends to treat the right to receive payments from the Net WAC Fund in respect of Net WAC Rate Carryover Amounts as having a de minimis value. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

          Upon the sale of an Offered Certificate the amount of the sale allocated to the selling Certificateholder's right to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. An Offered Certificateholder will have gain or loss from such a termination of the right to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC in respect of the Net WAC Rate Carryover Amount.

          Gain or loss realized upon the termination of the right to receive payments from the Net WAC Fund in respect of the Net WAC Cap Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

          For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

          The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS Could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

          It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

           Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.

          With respect to the Offered Certificates, this paragraph is relevant to such Certificates exclusive of the rights of the holders of such Certificates to receive certain payments in respect of the Net WAC Rate Carryover Amount. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.

          The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of a Offered Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive payments from the Net WAC Fund in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. A substantial increase in value could cause the Offered Certificates to have OID. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated is a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Fund will not be qualifying real estate income for real estate investment trusts.

          It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the applicable Master Servicer, if that Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Offered Certificates.

          The responsibility for filing annual federal information returns and other reports will be borne by the Trustee.

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

          A fiduciary of any employee benefit plan or other plan or arrangement Subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriter's Exemption, as described under "Considerations for Benefit Plan Investors--Possible Exemptive Relief" in the prospectus. The Underwriter's Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption ("PTE") 93-31 as amended by PTE 97-34 and as further recently amended by PTE 2000-58. The PTE 2000-58 amendments, which are effective for Offered Certificates purchased on or after November 13, 2000, permit subordinated and/or Offered Certificates rated at least "BBB-" at the time of their acquisition to be purchased by Plans, provided such Certificates are backed by fully secured mortgage loans. However, the Underwriter's Exemption, as amended, contains a number of conditions which must be met for the exemption to apply, including the requirement that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the conditions set forth in the Underwriter's Exemption will be satisfied with respect to the those Certificates.

           Because the Offered Certificates will not meet the requirements of the Underwriter's Exemption unless they are rated at least "BBB-" at the time of acquisition by a Plan, the purchase, sale or holding of the Class B Certificates by, on behalf of, or with Plan assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the Pooling Agreement provides that transfers of such Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan assets to effect such acquisition will not be registered by the Trustee unless the purchaser thereof provides the Trustee with a certification (which the purchaser of a Class B Certificate in book-entry form will be deemed to have represented) substantially to the effect that (i) it is acquiring the Class B Certificates with the understanding that their acquisition is conditioned upon the Class B Certificates being rated at least "BBB-" at that time or (ii) the source of funds used to purchase such Class B Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), and the condition of Sections I and III set forth in PTCE 95-60 have been satisfied. The Class B Certificates will contain a legend describing such restrictions on transfer.

          Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its Counsel with respect to: (i) whether, with respect to the Class A Certificates, the specific and general conditions and the other requirements in the Underwriter's Exemption would be satisfied, and with respect to the Mezzanine Certificates, the conditions described are met or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "Considerations for Benefit Plan Investors" in the prospectus.

          The sale of any of the Offered Certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular

Plan.

LEGAL INVESTMENT CONSIDERATIONS

          The Class A Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency, and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

          The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          See "Legal Investment" in the Prospectus.

METHOD OF DISTRIBUTION

           Subject to the terms and conditions set forth in the underwriting agreement, (the "Underwriting Agreement"), between Credit Suisse First Boston Corporation (the "Underwriter") and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates. Subject to the terms and conditions set forth in the Underwriting Agreement between the depositor and Credit Suisse First Boston Corporation ("CSFB" or the "underwriter"), the depositor has agreed to sell the certificates, other than the Class PO and Class X Certificates, to CSFB and CSFB has agreed distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

           Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

RATINGS

          It is a condition to the issuance of the Offered Certificates that the Class A Certificates be rated "AAA" by Fitch, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc., that the Class M-1 Certificates be rated "AA" by Fitch and "Aa2" by Moody's, that the Class M-2 Certificates be rated "A" by Fitch and "A2" by Moody's, and that the Class B Certificates be rated "BBB-" by Fitch and Standard & Poor's, a division of The McGraw Hill Companies and "Baa3" by Moody's.

          A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

          The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

INDEX OF DEFINED TERMS

Accrual Period	S-62
Adjustment Date	S-24
Advance	S-84
Allocated Realized Loss Amount	S-62, 73
Assumed Final Distribution Date	S-94
Assumption Payment	S-77
Available Funds	S-67
Basic Principal Distribution Amount	S-62
beneficial owner	S-57
Book-Entry Certificates	S-7
Cap Agreement	S-75
Cap Early Termination	S-77
Certificate Index	S-79
Certificate Margin	S-79
Certificate Owner	S-57
Certificate Principal Balance	S-62
Certificateholder	S-57
Class A Principal Distribution Amount	S-63
Class M-1 Principal Distribution Amount	S-63
Class M-2 Principal Distribution Amount	S-63
Class M-3 Principal Distribution Amount	S-63
Class P Certificates	S-7
Class R Certificates	S-7
Collection Account	S-84
Commission	S-93
Compensating Interest	S-85
Cooperative	S-60
Counterparty	S-75
CPR	S-94
Credit Enhancement Percentage	S-64
Cut-off Date Principal Balance	S-23
Definitive Certificate	S-57
Delayed First Adjustment Mortgage Loan	S-24
Deleted Mortgage Loans	S-84
Delinquent	S-64
Determination Date	S-86
Distribution Account	S-84
Distribution Date	S-57
DTC	S-57
Due Date	S-23
Due Period	S-64
Euroclear	S-60
Euroclear Operator	S-60
Euroclear Participants	S-60
European Depositaries	S-57
Events of Default	S-76
FICO Score	S-53
Financial Intermediary	S-57
Formula Rate	S-79
Global Securities	S-1
Gross Margin	S-24
H&R Block	S-47
Index	S-35
Initial Periodic Rate Cap;	S-24
Initial Pool Balance	S-23
Interest Remittance Amount	S-64
IRS	S-105
LIBOR Business Day	S-80
LIBOR Determination Date	S-79
Liquidated Mortgage Loan	S-67
Loan Rate	S-24
LTV	S-51
Maximum Loan Rate	S-25
Monthly Interest Distributable Amount	S-64
Mortgage	S-24
Mortgage Loan Schedule	S-81
Mortgage Loans	S-22
Mortgage Pool	S-22
Mortgaged Property	S-24
Net Liquidation Proceeds	S-67
Net Monthly Excess Cashflow	S-65
Net WAC Fund	S-79
Net WAC Rate	S-78
Net WAC Rate Carryover Amount	S-78
Notional Principal Contract Regulations	S-104
Offered Certificates	S-56
OID Regulations	S-105
Option One Guidelines	S-50
Optional Termination Date	S-90
Original Certificate Principal Balance	S-62
Overcollateralization Deficiency Amount	S-65
Overcollateralization Increase Amount	S-64
Overcollateralization Release Amount	S-65
Overcollateralization Target Amount	S-65
Overcollateralized Amount	S-65
Pass-Through Rate;	S-78
Periodic Rate Cap	S-24
Plan	S-107
Pool Balance	S-23
Pooling Agreement	S-81
Prepayment Assumption	S-94
Prepayment Interest Shortfall	S-86
Prepayment Period	S-66
Principal Balance	S-23
Principal Distribution Amount	S-65
Principal Remittance Amount	S-66
Purchase Price	S-82
Qualified Substitute Mortgage Loan	S-83
Qualifying Rate	S-51
Realized Loss	S-67
Record Date	S-57
Reference Banks	S-80
Related Documents	S-81
Relevant Depositary	S-57
Relief Act	S-18
REMIC	S-104
Reserve Fund	S-73
Reserve Interest Rate	S-80
Rules	S-58
Scheduled Notional Amounts	S-75
Servicing Advance	S-85
Servicing Fee	S-85
Servicing Fee Rate	S-85
Six Month LIBOR	S-35
SMMEA	S-108
Specified Group 2 Reserve Fund Requirement	S-74
Stepdown Date	S-67
Structuring Assumptions	S-94
Substitution Adjustment	S-83
Telerate Page 3750	S-80
Termination Price	S-91
Terms and Conditions	S-60
Trigger Event	S-67
Trust	S-22
U.S. Person	S-5
Underwriting Agreement	S-109
Unpaid Interest Shortfall Amount	S-67
WestLB	S-75

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

           Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

           Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

           Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in Such capacity) and as DTC Participants.

           Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless Such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

           Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

           Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

           Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities Would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

           Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account Would instead be valued as of the actual settlement date.

           Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a)   borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

          (b)   borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c)   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be Subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

           Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

           Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

           Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

$1,000,857,543 (Approximate)

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor

New Century Mortgage Corporation Option One Mortgage Corporation
Master Servicers

Credit Suisse First Boston Mortgage Securities Corp. Home Equity Loan Trust, Series 2000-HE1
Issuer

PROSPECTUS SUPPLEMENT

CREDIT SUISSE FIRST BOSTON

Prospectus

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets.	Each trust fund will consist primarily of:
•	mortgage loans secured by one- to four-family residential properties;

•	mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

•	mortgage loans secured by commercial real estate properties;

•	mortgage loans secured by mixed residential and commercial real estate properties;

•	loans secured by unimproved land;

•	loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;
•	manufactured housing installment sales contracts and installment loan agreements; or

•	mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

December 13, 2000

Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled "Glossary" beginning on page 126 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Table of Contents

The Trust Fund	5

The Mortgage Pools	5

Underwriting Standards for Mortgage Loans	12

Qualifications of Unaffiliated Sellers	15

Representations by Unaffiliated Sellers; Repurchases	15

Mortgage Certificates	17

The Contract Pools	17;

Underwriting Standards for Contracts	18

Pre-Funding	19

The Depositor	19

Use of Proceeds	20

Yield Considerations	20

Maturity and Prepayment Considerations	23

Description of the Certificates	26

General	27

Form of Certificates	28

Distributions of Principal and Interest	31

Assignment of Mortgage Loans	32

Assignment of Contracts	34

Assignment of Mortgage Certificates	37

Servicing of Mortgage Loans and Contracts	37

Payments on Mortgage Loans	38

Payments on Contracts	40

Collection of Payments on Mortgage Certificates	41

Distributions on Certificates	41

Special Distributions	42;

Reports to Certificateholders	43

Advances	44

Collection and Other Servicing Procedures	45

Standard Hazard Insurance	45

Special Hazard Insurance	47

Pool Insurance	47

Primary Mortgage Insurance	47

Mortgagor Bankruptcy Bond	48

Presentation of Claims	48

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans	49

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts	51

Servicing Compensation and Payment of Expenses	51

Evidence as to Compliance	52

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer	53

Events of Default	54

Rights Upon Event of Default	55

Amendment	55

Termination	56

Credit Support	57

Financial Guaranty Insurance Policies; Surety Bonds	57

Letters of Credit	58

Subordinated Certificates	59

Shifting Interest	59

Overcollateralization	60

Swaps and Yield Supplement Agreements	60

Purchase Obligations	60

Reserve Fund	61

Performance Bond	63

Description of Insurance	63

Primary Mortgage Insurance Policies	64

FHA Insurance and VA Guarantees	66

Standard Hazard Insurance Policies on Mortgage Loans	67

Standard Hazard Insurance Policies on the Manufactured Homes	68

Pool Insurance Policies	69

Special Hazard Insurance Policies	72

Mortgagor Bankruptcy Bond	71

Certain Legal Aspects of the Mortgage Loans and Contracts	73

The Mortgage Loans	73

The Manufactured Housing Contracts	82

Enforceability of Certain Provisions	85

Consumer Protection Laws	85

Applicability of Usury Laws	86

Environmental Legislation	86;

Soldiers' and Sailors' Civil Relief Act of 1940	87

Default Interest and Limitations on Prepayments	88

Forfeitures in Drug and RICO Proceedings	88

Negative Amortization Loans	89

Material Federal Income Tax Consequences	89

General	89

Classification of REMICs and FASITs	90

Taxation of Owners of REMIC and FASIT Regular Certificates	92

Taxation of Owners of REMIC Residual Certificates	99

Backup Withholding with Respect to Securities	110

Foreign Investors in Regular Certificates	110

Non-REMIC Trust Funds	111

State and Other Tax Consequences	116

ERISA Considerations	116

Plan Assets Regulation	117

Underwriter's PTE	117

General Considerations	119

Insurance Company General Accounts	120

Legal Investment	121

Plan of Distribution	123

Legal Matters	124

Financial Information	124

Additional Information	124

Reports to Certificateholders	124

Incorporation of Certain Information by Reference	124

RATINGS	125

Glossary	127

The Trust Fund

           Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

          To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

•	financial guaranty insurance policies or surety bonds;

•	letters of credit;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

•	the establishment of a reserve fund;

•	by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

•	another form or forms of Alternative Credit Support acceptable to the related Rating Agency; or

•	by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.

The Mortgage Pools

           General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

(1)	one or more mortgage pools containing:

•	conventional one- to four-family residential, first and/or second mortgage loans,

•	Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

•	mortgage loans secured by multifamily property,

•	mortgage loans secured by commercial property,

•	mortgage loans secured by Mixed-Use Property,

•	mortgage loans secured by unimproved land,

•	mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or

•	mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

(2)	one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

(3)	any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

          All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

          If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

          If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable rate mortgage loans will be convertible from an adjustable rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable rate mortgage loans will be obligated to repurchase from the trust fund any adjustable rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

          A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

          FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

          With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

•	the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

•	the type of mortgaged properties securing the mortgage loans,

•	the range of original terms to maturity of the mortgage loans,

•	the range of principal balances and average principal balance of the mortgage loans,

•	the earliest origination date and latest maturity date of the mortgage loans,

•	the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

•	the interest rate or range of interest rates borne by the mortgage loans,

•	the geographical distribution of the mortgage loans,

•	the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

•	the delinquency status of the mortgage loans as of the Cut-off Date,

•	with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and

•	whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.

          No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

          The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See "--Mortgage Loan Program" and "Description of the Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

          If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans." The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers," and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates--Advances." Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, under any Alternative Credit Support or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances," "Credit Support" and "Description of Insurance" in this prospectus.

           Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

          If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See "Description of the Certificates--Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

          If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

          If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

          If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

           Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

           Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

          The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Leases and Rents" in this prospectus.

          The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

           Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

           Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

           Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

           Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Underwriting Standards for Mortgage Loans

          The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

          The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

           Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

           Single and Multi-Family Mortgage Loans. The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a mortgage loan generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the originator or depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

          An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

•	a statistical valuation;

•	a broker's price opinion; or

•	a drive-by appraisal or other certification of value.

           Based on the data provided, certain verifications and the appraisal, a determination is made by the originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

          The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. Lenders' underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

           Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

          To the extent specified in the related prospectus supplement, the depositor may purchase mortgage loans for inclusion in a trust fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a "limited documentation" program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or Cooperative Dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

           Other examples of underwriting standards that may be less stringent than traditional underwriting standards include investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories.

          The loan-to-value ratio of a mortgage loan will be equal to:

•	the original principal amount of the mortgage loan divided by the lesser of the "appraised value" or the sales price for the mortgaged property; or

•	such other ratio as described in the related prospectus supplement.

          The underwriting standards for mortgage loans secured by multifamily property will be described in the related prospectus supplement.

           Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

          The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

          If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

          No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

Qualifications of Unaffiliated Sellers

          Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

          If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

•

        o with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

•	that the seller had good and marketable title to each mortgage loan sold by it;

•	to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

•	with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

•	that there were no delinquent tax or assessment liens against the mortgaged property.

With respect to a Cooperative Loan, the seller will represent and warrant that:

•	the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

•	the related cooperative apartment was free from damage and was in good repair.

          The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

          In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

          If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

•	have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

•	have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

•	comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

          No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.

Mortgage Certificates

          If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

           General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

          The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

          The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See "Description of the Certificates--Servicing by Unaffiliated Sellers" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

          The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

•	the range of dates of origination of the contracts;

•	the weighted average annual percentage rate on the contracts;

•	the range of outstanding principal balances as of the Cut-off Date;

•	the average outstanding principal balance of the contracts as of the Cut-off Date;

•	the weighted average term to maturity as of the Cut-off Date; and

•	the range of original maturities of the contracts.

          The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer, or seller.

Underwriting Standards for Contracts

           Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

          With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

•	the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

•	such other ratio as described in the related prospectus supplement.

Pre-Funding

          If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

           Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

           Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

•	the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

•	the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 25% of the initial principal amount of the certificates of the related series.

The Depositor

          The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or FBSC. FBSC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in "Plan of Distribution" in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

          The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

           Trust Assets will be acquired by the depositor directly or through one or more affiliates.

Use of Proceeds

          The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

Yield Considerations

          The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

          In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

          A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

          The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable rate mortgage loans, by changes in the net loan rates on the adjustable rate mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

          In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

          The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

          The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the Certificates--Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

          In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

          For some loans, including adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

          For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

          The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds receiving relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

           Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

          The loans rates on adjustable rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

          If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

           Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

          If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

          The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

          No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

           Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.

Maturity and Prepayment Considerations

          As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

           Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

          The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers' housing needs;

•	job transfers;

•	unemployment;

•	borrowers' equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

          All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

          Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

          The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

           Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

          An adjustable rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable rate mortgage loan would not be impaired by the assumption. The extent to which adjustable rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates--Servicing of Mortgage Loans and Contracts," "--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts--Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

          The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates--Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

          At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

          For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

           Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

          If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans," "--Assignment of Mortgage Certificates," "--Assignment of Contracts" and "--Termination."

Description of the Certificates

          Each series of securities will be issued pursuant to an agreement consisting of either:

•	a pooling and servicing agreement; or

•	a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.

General

          The trust fund with respect to a series will consist of:

•	the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

•	the assets as from time to time identified as deposited in the related Certificate Account;

•	the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

•	the surety bond or financial guaranty insurance policy, if any, with respect to that series;

•	the letter of credit, if any, with respect to that series;

•	the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance",

•	the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

•	the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of Insurance";

•	the performance bond and proceeds thereof, if any, with respect to that series;

•	the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance"; and

•	the GPM Funds and Buy-Down Funds, if any, with respect to that series; or, in lieu of some or all of the foregoing, the Alternative Credit Support as shall be described in the applicable prospectus supplement.

          Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

          If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

          If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

          The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax Consequences" in this prospectus.

          If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

          If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

          If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

          As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

          If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

           Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

           Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

           Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

           Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

           Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

          The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

           Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

           Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

          On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

•	the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

•	some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

          If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

           Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

           Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

          The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

           Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

Assignment of Mortgage Loans

          The depositor will cause the mortgage loans constituting a mortgage pool to be assigned to the trustee, together with all principal and interest received on or with respect to those mortgage loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The trustee will, concurrently with the assignment of mortgage loans, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the adjusted principal balance of each mortgage loan as of the Cut-off Date, as well as information respecting the mortgage rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the Mortgage Note and the loan-to-value ratio of the mortgage loan at origination.

          If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R)System. For trust assets registered through the MERS(R)System, MERS(R)shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

          In addition, in most cases the depositor will, as to each mortgage loan that is not a Cooperative Loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to, the Mortgage Note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS(R), an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. In most cases, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the Mortgage Notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

          The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

          The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt thereof, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trustee within the time period specified in the related prospectus supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the servicer in respect of the related mortgage loan. The servicer is obligated to enforce the repurchase obligation of the seller, to the extent described above under "The Trust Fund--Representations by Unaffiliated Sellers; Repurchases." This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans or contracts will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

          If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

           Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund-- Representations by Unaffiliated Sellers; Repurchases."

          If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

          The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

           Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

          The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

•	the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

•	the annual percentage rate;

•	the current scheduled monthly level payment of principal and interest; and

•	the maturity of the contract.

          In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts" in this prospectus.

          The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

•	the remaining unpaid principal balance of the defective contract; or

•	in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

          If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

•	immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

•	as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

•	each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

•	as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

•	as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

•	with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

          All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

          If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

•	the principal balance thereof as of the date of the repurchase; or

•	in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

           Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund--The Contract Pools."

          If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

           Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

          In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

          The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

          If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

          Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus.

          Any servicer will be required to perform the customary functions of a servicer, including:

•	collection of payments from mortgagors and obligors and remittance of collections to the servicer;

•	maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

•	maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

•	processing of assumptions or substitutions;

•	attempting to cure delinquencies;

•	supervising foreclosures or repossessions;

•	inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

•	maintaining accounting records relating to the mortgage loans and contracts.

          A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

          A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "--Payments on Mortgage Loans" and "--Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

          As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

          The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

          The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

•	all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

•	all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

•	all Insurance Proceeds or any Alternative Credit Support established in lieu of any insurance and described in the applicable prospectus supplement;

•	all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

•	all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

•	all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

•	any Advances made by a subservicer or the servicer, as described in this prospectus under "--Advances";

•	any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

•	all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund—Mortgage Loan Program—Representations by Unaffiliated Sellers; Repurchases" or "—Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "—Termination".

          If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section "--Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

          In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

          With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

          If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

          A Certificate Account meeting the requirements set forth under "Description of the Certificates--Payments on Mortgage Loans" will be established in the name of the trustee.

           There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

•	all obligor payments on account of principal, including principal prepayments, on the contracts;

•	all obligor payments on account of interest on the contracts, net of the servicing fee;

•	all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

•	all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

•	any Advances made as described under "—Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

•	all amounts received from any credit support provided with respect to a series of certificates;

•	all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under "--Termination" below; and

•	all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

Collection of Payments on Mortgage Certificates

          The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

          On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "Description of the Certificates--Distributions of Principal and Interest" and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

•	all payments that were due on or before the Cut-off Date;

•	all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

•	all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•	amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

•	amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

•	that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

(1)	servicing compensation to the servicer and, if applicable, the special servicer; or

(2)	amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

          No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

          If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

           Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.

          The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

          To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

•	the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

•	the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

          The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

(1)	to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

(2)	to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or a subservicer;

(3)	in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

(4)	the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed to certificateholders on that distribution date;

(5)	in the case of a series of certificates benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support after giving effect to any amounts with respect thereto distributed to certificateholders on the distribution date;

(6)	the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

(7)	the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

(8)	the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent; and

(9)	the remaining balance, if any, in the Pre-Funding Account.

          In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.

Advances

          If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from the proceeds of Alternative Credit Support, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

          The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

          The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

          The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, or Alternative Credit Support, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond, letter of credit or Alternative Credit Support, will not be adversely affected.

           Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

           Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

          Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

          No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

          The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

          The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

           Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

          With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

          If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

          To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

          To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See "Description of Insurance--Primary Mortgage Insurance Policies."

Mortgagor Bankruptcy Bond

          If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

Presentation of Claims

          The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

          If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

•	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

•	that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

          If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

          Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

           Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

•	that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

•	that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

          Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

          The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

          With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

          The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts

          Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

           Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

•	that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

•	that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

           Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

          The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

          As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies, from amounts in the reserve fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit, insurance policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the reserve fund or any proceeds of Alternative Credit Support.

           Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

          The servicer will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

•	a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

•	to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the mortgage loans or contracts, the servicing of the mortgage loans or contracts was conducted in compliance with the provisions of the pooling and servicing agreement, and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, except for the exceptions as the firm of independent public accountants believes it is required to report.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer

          The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

          The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

          The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

          The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

          Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

          Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

          If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default.

           Events of default under each pooling and servicing agreement will include:

•	any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

•	any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

          So long as an Event of Default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

Amendment

          Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

•	to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

          The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1)	reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

(2)	adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66 2/3% of that class or subclass;

(3)	adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66 2/3% of that class or subclass; or

(4)	reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

Termination

          The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

(1)	the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

(2)	the later of:

•	the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

•	the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

          The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

          For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

          If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the depositor or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

(1)	the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

(2)	the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

          In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

Credit Support

           Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

Financial Guaranty Insurance Policies; Surety Bonds

           The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

           Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

           The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

           If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

•	the remaining amount available under the letter of credit; and

•	the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

           If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

           To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

           Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

           To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "--Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interes

t

           If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

           The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

           If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

           The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

           An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

           The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

           Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

           There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

           Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

           If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

•	the retention by the servicer of certain payments on the mortgage loans or contracts;

•	the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

•	an Initial Deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

           Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

           Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

•	the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

•	the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

           Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

           If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

(1)	to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

(2)	to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

(3)	to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

           Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

           Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

           The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

           If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Description of Insurance

           To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

           To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

           The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	amounts expended but not approved by the primary mortgage insurer;

•	claim payments previously made by the primary mortgage insurer; and

•	unpaid premiums.

           As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

(1)	advance or discharge:

(A)	all hazard insurance premiums; and

(B)	as necessary and approved in advance by the primary mortgage insurer:

•	real estate property taxes;

•	all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•	foreclosure costs, including court costs and reasonable attorneys' fees;

(2)	in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)	tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

           Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)	no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)	written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)	the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)	the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)	the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)	the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

           Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

           The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

           The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

           HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

           The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

           The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

           With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

           The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

           The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

           Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water- related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

           The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

•	the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•	the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

           The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

           Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

           With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

           The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

           The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

           If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

•	maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

•	indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

           If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

           The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

(1)	to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)	to advance, as necessary and approved in advance by the pool insurer,

•	real estate property taxes;

•	all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens on the mortgaged property; and

•	foreclosure costs including court costs and reasonable attorneys' fees; and

(3)	if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

           Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

(1)	the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

(2)	the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3)	advances as described above, less:

•	all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•	amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	any claims payments previously made by the pool insurer on the related mortgage loan;

•	due and unpaid premiums payable with respect to the pool insurance policy; and

•	all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

           The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•	that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

•	that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds, amounts in the reserve fund, if any, or payments under any Alternative Credit Support, if any, with respect to that series.

           No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)	fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)	the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

           Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans."

           The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

           The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

           Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Special Hazard Insurance Policies

           If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

           Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

•	the cost of repair or replacement of the mortgaged property; or

•	upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

           No claim may be validly presented under a special hazard insurance policy unless:

•	hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•	the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

           The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

           Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

           In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

Certain Legal Aspects of the Mortgage Loans and Contracts

           The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

           General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

           There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

           Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

           In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

           An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•	arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

•	arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

           Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" in this prospectus.

           Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

           Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

           Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

           In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

           In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

           Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Servicing and Administration of Loans--Realization Upon Defaulted Loans" in this prospectus.

           Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

           In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

           The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

           Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

           Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, the borrower, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

           A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

           Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

           Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

           Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

           Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

           In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

           In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

           In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

           Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

           Certain tax liens arising under the Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

           In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

           Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

           Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

•	state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

•	state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

•	all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

           Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

           Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

           The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

           Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

           The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

           General. A manufactured housing contract evidences both:

•	the obligation of the mortgagor to repay the loan evidenced thereby; and

•	the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of the manufactured housing contracts are described below.

           Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

           The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities--Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

           If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

           When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

           Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

           To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The mortgage loans" in this prospectus.

           Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

           Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

           Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

Enforceability of Certain Provisions

           If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

           The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

           The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

           On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

           Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

           If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

           Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

           Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

           Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

           In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

           Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

           The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

           Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

           Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

           If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Soldiers' and Sailors' Civil Relief Act of 1940

           Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

           Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

           Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Forfeitures in Drug and RICO Proceedings

           Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

           A lender may avoid forfeiture of its interest in the property if it establishes that:

•	its mortgage was executed and recorded before commission of the crime on which the forfeiture is based; or

•	the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

           A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Material Federal Income Tax Consequences

General

           The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC or FASIT certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs or FASITs and not an association taxable as a corporation - or publicly traded partnership treated as a corporation - and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC or FASIT and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation - or publicly traded partnership treated as a corporation - and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities Orrick, Herrington & Sutcliffe LLP is not counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

           The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnership, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

           The following discussion addresses REMIC and FASIT certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs or FASITs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or the "regular interests" and "high yield regular interests" in the FASIT, as the case may be. If interests in a FASIT ownership interest are offered for sale the federal income consequences of the purchase, ownership and disposition of those interests will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

           Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs and FASITs

           Upon the issuance of each series of REMIC or FASIT certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC or FASIT, as the case may be, and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or FASIT or, solely in the case of REMICs, "residual interests," in that REMIC. If with respect to any series, Orrick, Herrington & Sutcliffe LLP is not counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

           The IRS published proposed Treasury regulations, known as the Proposed FASIT Regulations, supplementing the FASIT provisions of the Code on February 7, 2000, but many issues remain unresolved. The Proposed FASIT Regulations are subject to change with potentially retroactive effect before being adopted as final regulations. The Proposed FASIT Regulations contain an "anti-abuse" rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. The "anti-abuse" provisions of the Proposed FASIT Regulations are proposed to be effective as of February 4, 2000. Although any FASIT whose certificates are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered certificates, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the certificates and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of the certificates.

           In addition, certain FASIT regular interests, or FASIT Regular Certificates, may be treated as "high-yield regular interests." Special rules, discussed below apply to those securities. Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement, and possibly not even after the issuance of the securities, whether any particular class will actually be so treated.

           If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The proposed FASIT regulations provide that, upon the termination of a FASIT, FASIT regular interest holders are treated as exchanging their FASIT regular interests for new interests in the trust. The new interests are characterized under general tax principals, and the deemed exchange of the FASIT regular interests for new interests in the trust may require the FASIT regular interest holders to recognize gain, but not loss. The resulting non-FASIT trust could be characterized as a partnership or as a publicly traded partnership or association taxable as a corporation, with adverse tax consequences for investors. The pooling and servicing agreement, indenture or trust agreement for each REMIC or FASIT will include provisions designed to maintain the related trust fund's status as a REMIC or FASIT. It is not anticipated that the status of any trust fund as a REMIC or FASIT will be terminated, but, as noted in the discussion of the FASIT "anti-abuse" provisions above, it is not possible to assure against recharacterization of a FASIT by the IRS.

Taxation of Owners of REMIC and FASIT Regular Certificates

           General. In general, REMIC and FASIT Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or FASIT or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

           Original Issue Discount. Some REMIC or FASIT Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

           The Code requires that a prepayment assumption be used for loans held by a REMIC or FASIT in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC or FASIT administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC or FASIT administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

           The original issue discount, if any, on a REMIC or FASIT Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC or FASIT Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.

           In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC or FASIT administrator, as applicable, for those certificates in preparing information returns to the certificateholders and the IRS.

           Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

           In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

           Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

by

•	a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" in this prospectus for a description of that election under the OID regulations.

           If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

           The "accrual period" as used in this section will be:

•	the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

•	such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

(1)	the sum of:

•	the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

•	the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

over

(2)	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

(1)	assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

(2)	using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

           The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

           A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

plus

•	the daily portions of original issue discount for all days during the accrual period prior to that day;

minus

•	any principal payments made during the accrual period prior to that day for the certificate.

           Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

           A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

           However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

           Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

•	on the basis of a constant yield method;

•	in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

•	in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

           To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

           In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

           Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

           Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

           Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

           Special Rules for FASIT High-Yield Regular Interests.

           General. A high-yield interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either:

•	has an issue price that exceeds 125% of its stated principal amount;

•	has a yield to maturity equal to or greater than a specified amount, generally 500 basis points above the appropriate applicable federal rate;

•	is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets.

A holder of a FASIT high-yield regular interest is subject to treatment, described above, applicable to FASIT Regular Interests, generally.

           Limitations on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of a holder of a FASIT high-yield regular interest will be at least equal to the taxable income derived from that interest, which includes gain or loss from the sale of those interests, any FASIT ownership interests and any excess inclusion income derived from REMIC residual interests. Thus, income from those interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than that holder's taxable income determined solely for those interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income, thereby preventing losses of one member from offsetting the tainted income of another member. However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to that income for both regular tax and alternative minimum tax purposes.

           Transfer Restrictions. Transfers of FASIT high-yield Regular Certificates to certain "disqualified holders" will, absent the satisfaction of certain conditions, be disregarded for federal income tax purposes. In that event, the most recent eligible holder, generally the transferring holder, will continue to be taxed as if it were the holder of the certificate, although the disqualified holder, and not the most recent eligible holder, would be taxable on any gain recognized by that holder for the related interest. Although not free from doubt, the tax ownership of a FASIT high-yield Regular Certificate may, absent the satisfaction of certain conditions, revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer.

           Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield Regular Certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of that certificate. For these purposes, a "disqualified holder' is any person other than a:

•	FASIT; or

•	domestic C corporation, other than a corporation that is exempt from, or not subject to, federal income tax;

•	provided, however, that all of the following are also "disqualified holders":

•	regulated investment companies subject to the provisions of Part I of subchapter M of the Code;

•	real estate investment trusts subject to the provisions of Part II of subchapter M of the Code;

•	REMICs; and

•	cooperatives described in Section 1381(a) of the Code.

           Pass-through Entities Holding FASIT Regular Certificates. If a Pass-Through Entity issues a high-yielding debt or equity interest that is supported by any FASIT Regular Interest, that entity will be subject to an excise tax unless no principal purpose of the resecuritization was the avoidance of the rules relating to FASIT high-yield interests, pertaining to eligible holders of those interests. See "Taxation of Owners of REMIC and FASIT Regular Certificates--Taxation of Holders of FASIT High-yield Regular Interests--Transfer Restrictions" in this prospectus. The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of:

(1)	the sum of:

•	the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued; and

•	five percentage points; or

(2)	the yield to maturity to such entity on the FASIT Regular Interest, determined as of the date that the entity acquired its interest.

           The Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest, however no regulations have yet been issued. If a tax did apply, the tax would equal the product of:

•	the highest corporate tax rate; and

•	the income of the holder of the debt or equity interest that is properly attributable to the FASIT Regular Interest supporting the equity interest.

Taxation of Owners of REMIC Residual Certificates

           General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

           A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

           A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

           Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately on its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

           The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

           Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

           For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

           Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC and FASIT Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

           A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

           A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of Regular Certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described in this prospectus under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount," will not apply.

           If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount."

           As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

           Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

           A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

           Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

           The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "--General" in this prospectus

           Excess Inclusions. Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

           In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

over

•	the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

           For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--Foreign Investors in Regular Certificates" in this prospectus.

           Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

           In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

           Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

(1)	the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

(2)	the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the first purchaser.

           The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

           Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

           For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

•	the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

           In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual's adjusted gross income over that amount; or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

           Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

•	the present value, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

           The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

           Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)	requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

(2)	providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

(3)	granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

           In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

•	the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

           Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

           Gain from the sale of a REMIC Regular Certificate, but not a FASIT regular interest, that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

over

•	the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "—Taxation of Owners of REMIC and FASIT Regular Certificates—Market Discount" in this prospectus.

           A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

           Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

           If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

           Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

           REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

           It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

           To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

           In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

           Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

           Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

           As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

           Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

           Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

           As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

           The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC (or FASIT) administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

           Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

           A regular certificateholder, other than a holder of a FASIT high-yield regular interest, that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

           For these purposes, United States person means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or a FASIT Regular Certificate held by a person that owns directly or indirectly a 10% or greater interest in the holder of the ownership interest in the FASIT. Further, the Proposed FASIT Regulations treat all interest received by a foreign holder of a FASIT regular interest as ineligible for the foregoing exemption from withholding tax if the FASIT receives or accrues interest from a United States resident in which the foreign holder has a 10% or more ownership interest or as to which the foreign holder is a controlled foreign corporation to which the United States resident is related. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

           In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

           Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

           Generally, transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be allowed.

           New Withholding Regulations. The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will be effective for most payments made after December 31, 2000. The new regulations contain transaction rules applicable to some payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the new regulations.

Non-REMIC Trust Funds

           The discussion under this heading applies only to a series with respect to which a REMIC or FASIT election is not made.

           Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC or FASIT election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, if it is counsel to the depositor, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities Orrick, Herrington & Sutcliffe LLP is not counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

           Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

           To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under "Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount" and "--Premium."

           Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

•	"real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

•	assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

           Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

(1)	if any servicing compensation is deemed to exceed a reasonable amount;

(2)	if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

(3)	if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

(4)	if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

           Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "--Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

           With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

           In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

           If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "--Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

           Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

•	a representative initial offering price of the grantor trust certificates to the public; and

•	a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

           Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

           Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

State and Other Tax Consequences

           In addition to the federal income tax consequences described under "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA Considerations

           The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

           Employee benefit plans which are governmental plans and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

           In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest and imposes taxes and/or other penalties on any such transaction unless an exemption applies. If the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series, an investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

           A number of prohibited transaction class exemptions issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (class Exemption for Certain Transactions Involving Insurance Company pooled Separate Accounts) or PTCE 84-14 (class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund.

Plan Assets Regulation

           The United States Department of Labor, or DOL, has issued the Plan Assets Regulation. Unless the Plan Assets Regulation provides an exception from this "plan asset" treatment, and if that exception is not otherwise available under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. The prohibited transaction exemptions identified above would not generally apply to prohibited transactions arising in transactions involving "plan assets" held in the trust fund.

           The Plan Assets Regulation provides an exception from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" --e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

           Credit Suisse First Boston Corporation, or First Boston, is the recipient of an Underwriter's PTE, which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

(a)	which represent:

(1)	a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust; or

(2)	an interest in a REMIC if the certificates are issued by and are obligations of a trust; and

(b)	with respect to which the recipient underwriter or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of:

(1)	obligations which bear interest or are purchased at a discount and which are secured by:

(A)	single-family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

(B)	shares issued by a cooperative housing association;

(2)	secured consumer receivables that bear interest or are purchased at a discount;

(3)	secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities; and

(4)	"guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation.

Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

(a)	assets of the type included as assets of a particular trust fund have been included in other investment pools;

(b)	certificates evidencing interests in those other pools have been both:

(1)	rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.; and

(2)	purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE;

(c)	at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b)(1) above;

(d)	the trustee is not an affiliate of any member of the Restricted Group;

(e)	the applicable series of certificates evidences ownership in assets of a particular trust fund which may include non-subordinated Mortgage Certificates, whether or not interest and principal payable with respect to the Mortgage Certificates are guaranteed by the GNMA, FHLMC or FNMA, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a Pre-Funding Account, but may not include a swap agreement;

(f)	the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that Trust with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund;

(g)	the Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(h)	the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

(i)	the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets; and

(j)	the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related subservicers' services under the pooling and servicing agreement and reimbursement of the related subservicers' reasonable expenses in connection herewith.

Each series of certificates generally is expected to satisfy condition (a) above. If stated in the applicable prospectus supplement, the related series of certificates will not satisfy condition (a) above. If a series includes a class of subordinated certificates, that class will not satisfy condition (f) above. Additionally, this prospectus permits the issuance of certificates rated in one of the four highest rating categories, so a particular class of a series may not satisfy condition (c) above.

           In addition, the Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to more than 5% of the fair market value of the obligations constituting the assets of the related trust fund or an affiliate of that person, unless:

•	in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

•	the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

•	immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by any of one the Restricted Group.

           Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

           Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

•	whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

•	whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; or

•	whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

           Subordinated certificates are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 or a governmental or church plan which is not subject to ERISA or Section 4975 of the Code, as described above, and any acquisition of subordinated certificates by, on behalf of or with "plan assets" of any such Plan will be treated as null and void for all purposes.

Insurance Company General Accounts

           In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. The final regulations issued under Section 401(c) of ERISA, or the 401(c) Regulations, provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Pursuant to the 401(c) Regulations, when a Plan acquires one of these policies or contracts, the Plan's assets include the policy or contract, but do not include any of the underlying assets of the insurer's general account if the requirements of the 401(c) Regulations are satisfied. The 401(c) Regulations generally become effective on July 5, 2001, although earlier effective dates apply with respect to some of the 401(c) Regulation's requirements. The 401(c) Regulations generally provide that, until July 5, 2001, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets," except in the following three circumstances:

•	an action brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law;

•	the application of any federal criminal law; or

•	a civil action commenced before November 7, 1995.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) or ERISA, including the general account's ability to continue to hold the certificates after July 5, 2001.

           Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

Legal Investment

           The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

           Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

           SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

           The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled "Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives; and

•	conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the certificates offered by this prospectus and the accompanying prospectus supplement may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

           The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk" mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

           On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

           Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

           The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

           Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

           Investors should consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Plan of Distribution

           Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

           Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

           If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

           The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

           The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

           If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sales.

Legal Matters

           Certain legal matters in connection with the certificates offered hereby will be passed upon for the depositor and for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

Financial Information

           The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

Additional Information

           The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

Reports to Certificateholders

           Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

Incorporation of Certain Information by Reference

           The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

           The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

RATINGS

           It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

           Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

•	structural and legal aspects associated with the certificates;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

•	the credit quality of the credit enhancer or guarantor, if any.

           Ratings on the certificates do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by mortgagors or obligors;

•	the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

•	whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

           As a result, investors of any series of certificates might suffer a lower than anticipated yield.

           A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency.

           Each security rating should be evaluated independently of any other security rating.

Glossary

           Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

           "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

           "401(c) Regulations" means the regulations the DOL is required to issue under Section 401(c) of ERISA, which were published in proposed form on December 22, 1997.

           "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

           "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

           "Alternative Credit Support" means additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the related Rating Agency.

           "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

•	the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

•	the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

•	the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

•	the acquisition of the mortgaged property by the pool insurer.

           "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

           "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

           "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

           "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

           "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

           "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

           "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

           "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

           "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

           "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

           "Disqualified Organization" means:

•	the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

•	any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

•	any organization described in Section 1381(a)(2)(C) of the Code.

           "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

           "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

•	obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

•	demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

•	certificates of deposit having a rating in the highest rating from the related Rating Agency;

•	investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

•	commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

•	repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

•	any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

•	other investments that are described in the applicable prospectus supplement.

Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

           "ERISA Plans" means employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA.

           "FASIT" means a "financial asset securitization trust" as described in section 860L of the Code.

           "FASIT Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a FASIT.

           "FHA Loans" means mortgage loans or contracts insured by the Federal Housing Administration.

           "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

           "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

           "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

           "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

           "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

           "Issue Premium" means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

           "Liquidating Loan" means:

•	each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

•	each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

•	each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

•	each contract with respect to which repossession proceedings have been commenced.

           "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit or proceeds of any Alternative Credit Support, if any, with respect to the related series.

           "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use Property.

           "Mixed-Use Property" means mixed residential and commercial properties.

           "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

           "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

           "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975 of the Code.

           "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

           "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

           "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

           "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

           "Plan Assets Regulation" means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

           "Plans" means ERISA Plans and other plans subject to Section 4975 of the Code.

           "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

           "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

           "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

           "Regular Certificate" means a REMIC Regular Certificate or a FASIT Regular Certificate, as applicable.

           "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

           "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

           "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

           "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

           "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool, special hazard or primary mortgage insurer or the obligor under any other credit support mechanism, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, or any of their affiliates.

           "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

           "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

           "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

           "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

           "Underwriter's PTE" means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (Oct. 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997).

           "VA Loans" means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs

.